Exhibit 10.1

AGREEMENT OF PURCHASE AND SALE
(Coyote Portfolio)
THIS AGREEMENT OF PURCHASE AND SALE (this “Agreement”) is dated as of September 3, 2019 (the “Effective Date”) between each entity identified as a Seller on Schedule A attached to this Agreement (each a “Selling Entity” and collectively “Seller”) and REALTY INCOME CORPORATION, a Maryland corporation, as buyer (“Buyer”).
RECITALS
Buyer desires to purchase the Property from Seller and Seller desires to sell the Property to Buyer, all as more particularly set forth in this Agreement. As the context may indicate, references in this Agreement to “Seller” may refer only to the appropriate Selling Entity for a Site. Schedule A attached to this Agreement identifies, for each Site, the Selling Entity, the Tenant, the street address, the Allocated Purchase Price, and certain other information relating to such Site. Capitalized terms not defined elsewhere are used with the meaning given in the “Definitions” section below.

AGREEMENT
In consideration of the payments and mutual covenants and undertakings set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer (each a “Party” and collectively the “Parties”) agree as follows:
SUMMARY OF TERMS
Certain key terms of this Agreement are summarized below, but remain subject to the applicable detailed provisions set forth elsewhere in this Agreement.

Property:	Seller’s interest in each Site listed on Schedule A.
Purchase Price:    $1,247,835,296.00

First Deposit:	$10,000,000.00

Second Deposit:	$40,000,000.00

Diligence Period:	Sixty (60) days, beginning on the Effective Date.

Closing Date:	Thirty (30) days after the end of the Diligence Period.

Escrow Agent:	First American Title Insurance Company
National Commercial Services
2425 E. Camelback Road, Suite 300
Phoenix, AZ 85016
Attention: Sarah Buvala
Phone: (602) 567-8147
Email: sbuvala@firstam.com

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Notices Addresses for the Parties:

If to Buyer:	Realty Income Corporation
11995 El Camino Real
San Diego, CA 92127
Attn: Legal Department
Phone: (858) 284-5327
Email: dlahanas@realtyincome.com

If to Seller or
any Selling Entity:    CIM Real Estate Finance Management, LLC
c/o CIM Group
2398 E. Camelback Road, 4th Floor
Phoenix, AZ 85016
Attn: Daniel Haug, Tambre Ruud, and
Mark Selman
Phone: (602) 778-8700
Email: dhaug@cimgroup.com
Email: truud@cimgroup.com
Email: mselman@cimgroup.com

with a copy to:	Buchalter, P.C.
16435 N. Scottsdale Road, Suite 440
Scottsdale, AZ 85254-1754
Attn: Kevin T. Lytle
Phone: (480) 383-1809
Email: klytle@buchalter.com

Notice Provisions:	See Section 7.1.

Seller’s Broker:	Eastdil Secured/Randy Williamson and Neill Wessell
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DEFINITIONS
In addition to any other terms defined elsewhere in this Agreement, the following terms, when used in this Agreement with a capital letter, have the meanings set forth below:
“Affiliate” means, with respect to a Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person.
“Allocated Purchase Price” means, for each Site, that portion of the total Purchase Price that has been allocated by the Parties to such Site, as set forth on Schedule A to this Agreement.
“Broker Listing Agreement” means an agreement previously entered into between a Selling Entity and a third-party real estate broker providing for such broker to perform sale or leasing activities with respect to the Site(s) specified therein, and specifically excluding any such broker agreement related to the sale contemplated by this Agreement.
“Business Day” means any day other than a Saturday, a Sunday, or a federal holiday recognized by the Federal Reserve Bank of New York.
“Buyer’s Lender” means an institutional lender utilized by Buyer to provide new financing in connection with Buyer’s acquisition of the Property.
“Buyer Party” means Buyer, its Affiliates, any Permitted Assignee, any Buyer’s Lender, and any of their respective officers, employees, partners, members, agents, attorneys, consultants, contractors, advisors, and other representatives, and their respective heirs, successors, personal representatives, and assigns, each being a “Buyer Party” and collectively being the “Buyer Parties.”
“Claim Notice” means a written notice delivered by one Party to the other Party setting forth a reasonably detailed description of the specific Claims being asserted, including without limitation detailed statements of (a) the amount of loss or damage being asserted, and (b) the rationale for or explanation of why the Claims are alleged to be the responsibility of the Party against whom the Claims are being asserted.
“Claims” means any suits, actions, proceedings, investigations, demands, claims, liabilities, fines, penalties, liens, judgments, losses, injuries, damages, expenses, or costs, including without limitation attorneys’ and experts’ fees and costs and investigation, remediation costs, losses due to impairment or diminished value, or any other damages, losses or costs of any type or kind.
“Closed Sites” means those Sites as to which Closing has occurred under this Agreement, together with, if Buyer purchased the JV Interest in connection with any such Closing, the JV Sites.
“Closing” means the consummation of the purchase and sale of one or more Sites as contemplated by this Agreement, and the term will generally be applicable to such consummation with respect to only the Sites directly involved therein unless the context of usage reasonably indicates a contrary intention.

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“Closing Date” means the date that is set forth or described as such in the Summary of Terms for the Initial Closing, as such date may later be changed as expressly provided in this Agreement, and, following the Initial Closing, the date on which any Closing occurs under this Agreement.
“Closing Year” means the calendar year in which the Closing occurs.
“Closing Documents” means the documents, instruments (including, without limitation, any deeds or assignments), and other agreements executed and delivered by a Party at or in connection with the Closing.
“Code” means the Internal Revenue Code of 1986, as amended, or any corresponding provision(s) of any succeeding law.
“Confidential Information” means all information that is confidential, proprietary, or otherwise not generally available to the public and that is either (a) furnished by or on behalf of Seller to Buyer or any Buyer Parties, or (b) is developed, discovered, determined, or otherwise made known to or by Buyer or any Buyer Parties through, as a result of, or in connection with Buyer’s due diligence investigations of and regarding the Property or any part thereof; and includes the contents and provisions of this Agreement (including without limitation the amount of consideration being paid by Buyer for the Property) but does not include material or information that was or becomes known or available to Buyer, free of any other confidentiality obligations, outside of this Agreement or the activities of Buyer and the Buyer Parties pursuant to this Agreement.
“Contracts” means all service contracts, maintenance contracts, site equipment leases, and like contracts and agreements entered into by Seller relating to the day-to-day operation of the Real Property (including any amendments thereto), but as used in this Agreement the term “Contracts” excludes any Broker Listing Agreements, Property Management Agreements, and Related Agreements.
“Delayed Closing Site” has the meaning set forth in Section 5.1 of this Agreement.
“Deposit” means the sum of the First Deposit amount and the Second Deposit amount as specified in the Summary of Terms, but only to the extent such amounts have been deposited by Buyer with Escrow Agent.
“Diligence Excluded Site” has the meaning set forth in Section 1.5 of this Agreement.
“Diligence Materials” means the documents and other materials and information regarding the Property provided by or on behalf of Seller or any Seller Party to Buyer or any Buyer Party to assist with Buyer’s evaluation and acquisition of the Property, including the Seller Deliveries.
“Diligence Period” means the period beginning on the Effective Date and ending at 5:00 p.m. MST on the last day of the period described as such in the Summary of Terms.
“Escrow Agent” means the entity specified as such in the Summary of Terms.
“Escrow Instructions” means the escrow instructions attached as Exhibit F to, and incorporated as a part of, this Agreement.

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“Excluded Sites” means, collectively, all Sites that have been excluded from this transaction as either ROFR Excluded Sites, Diligence Excluded Sites, Supplemental Excluded Sites, or Loan Excluded Sites.
“Final Closing” means the last Closing that occurs pursuant to this Agreement.
“First Deposit” means the amount of money specified as such in the Summary of Terms.
“Governmental Authority” means any federal, state, county or municipal government or political subdivision; any governmental agency, authority, board, bureau, commission, department, instrumentality, or public body; any court or administrative tribunal; or any Person serving in an official or representative capacity for any of the foregoing.
“Hazardous Materials” means materials, wastes, or substances that are (a) regulated or classified as “hazardous substances,” “hazardous materials,” “toxic substances,” “toxic pollutants,” “hazardous waste,” or like terms under federal, state or local environmental laws or regulations; (b) petroleum products (other than as may be present at the Property in the ordinary course of its operation or business); (c) asbestos or asbestos-containing materials; (d) toxic mold in quantities harmful to human health; (e) polychlorinated biphenyls; or (f) chromium, arsenic, cadmium, mercury, lead, chlorine or radon gas.
“Improvements” means, for each Site, all improvements and fixtures (other than fixtures owned or removable by the Tenant of such Site or any third party) located on the Land for such Site.
“Initial Closing” means the first Closing that occurs pursuant to this Agreement.
“Intangible Property” means, for each Site, and only to the extent transferable, any intangible property owned by its Selling Entity and relating solely and specifically to the Real Property for such Site, including any transferable licenses, permits, approvals, certificates of occupancy, warranties, or entitlements, and any Related Agreements.
“JV Company” means ARCP/GRD BioLife Portfolio I, LLC, a Delaware limited liability company, the owner of the nine JV Subsidiaries.
“JV Company LLC Agreement” means that certain Limited Liability Company Agreement of ARCP/GRD BioLife Portfolio I, LLC dated June 24, 2014, as amended by that certain: (1) First Amendment to Limited Liability Company Agreement dated November 21, 2014, and (2) Second Amendment to Limited Liability Company Agreement dated March 12, 2015.
“JV Interest” means the JV Selling Entity’s 89.9% membership interest in the JV Company, together with its role as the “Manager” of the JV Company.
“JV Partner Interest” means the aggregate 10.1% membership interest of the other “Members” of the JV Company, believed to be held as follows: 7.42% by GRD BioLife Holdings I, LLC, 1.34% by Kevin P. Koellner, and 1.34% by Benjamin M. Logsdon.
“JV Selling Entity” means ARCP BioLife Portfolio I Member, LLC, the Delaware limited liability company that owns the JV Interest.

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“JV Sites” means the Sites leased to BioLife Plasma Services, L.P. (or its successors or assigns) as the Tenant.
“JV Subsidiary” means each limited liability company which separately owns one of the nine JV Sites.
“Land” means, for each Site, the fee simple parcel(s) of land described in the Seller Title Policy for such Site, together with all rights, privileges and easements appurtenant thereto, but subject to any changes that may have occurred with respect to such parcel(s) or appurtenances since the time of Seller’s acquisition thereof (for example, but without limitation, a condemnation removing a portion of such parcel, a replatting, or an easement right being granted or received appurtenant thereto).
“Landlord” means, for any Site at any given point in time, the Person that owns such Site and thus is acting as the landlord or lessor under the Lease for such Site at such point in time.
“Laws” means all federal, state, county or municipal statutes, codes, ordinances, laws, rules or regulations.
“Lease” means, for each Site, the lease agreement between the Selling Entity of such Site and the Tenant of such Site, including any existing amendments, supplements, or guaranties relating thereto.
“Leases” means, collectively, each Lease.
“Leasing Costs” means any third party leasing commissions payable in connection with a Lease or amendment thereto; any out-of-pocket costs and expenses reasonably incurred by Seller to procure, negotiate and finalize a Lease or amendment thereto (including space planning costs, design costs, attorneys' fees, and comparable expenses); and all leasing, capital improvement, and tenant improvement costs, and any tenant allowances, payments or reimbursements, that the Landlord is required to pay or provide under the terms of a Lease or amendment thereto, including without limitation any “free rent” periods or other inducements.
“Lender” has the meaning set forth in Section 1.9 of this Agreement.
“LLC Agreements” means each of the LLC Agreements referenced on Schedule F.
“Loan” has the meaning set forth in Section 1.9 of this Agreement.
“Loan Site” means a Site that is encumbered by a Loan, which Sites as of the Effective Date are indicated on Schedule A attached to this Agreement, and as further described in Section 1.9 of this Agreement.
“Mortgage” means any mortgage, deed of trust, deed to secure debt, or similar security instrument that was voluntarily placed upon a Site by Seller, and secures financing obtained by Seller that is currently outstanding with respect to such Site and is required to be secured by such Site, and including without limitation any such financing which Seller either assumed or took title “subject to” (and that was not paid off or released) when Seller acquired the Site.

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“Obligations Surviving Termination” means those provisions of this Agreement that either expressly require conduct or performance following, or are expressly stated to survive, a termination of this Agreement prior to the Final Closing.
“PCR” means a Property Condition Report prepared for Buyer in accordance with ASTM Designation E2018-15 by CBRE, Inc. or another qualified consultant reasonably acceptable to Seller.
“Permitted Assignee” means any Affiliate of Buyer, that has, or will at Closing have, the ability to fully perform the obligations of Buyer assumed by such Person pursuant to the provisions of this Agreement.
“Person” means any individual, partnership, joint venture, corporation, trust, limited liability company, unincorporated association, or other entity and any government or any department or agency thereof, whether acting in an individual, fiduciary or other capacity.
“Personal Property” means, for each Site, all equipment, machinery, furnishings, and other tangible personal property owned by its Selling Entity and located within or upon the Real Property, if any; provided, that for additional clarity the term “Personal Property” expressly excludes the property of any tenant occupying space in the Site and any property owned by any utilities company, property management company, or other third party.
“Physical Deficiency” means a defect or deferred maintenance of a Site’s systems, components or equipment; provided, however, that such defined term shall specifically exclude deficiencies that may be remedied with routine maintenance, miscellaneous minor repairs or normal operating maintenance.
“Property” means, collectively, all right, title and interest of Seller in and to (a) each Site, and (b) the JV Interest.
“Property Management Agreement” means an agreement entered into between a Selling Entity and a real estate broker or services provider pursuant to which such party performs property management activities for the Selling Entity with respect to the Site(s) specified therein.
“Purchase Price” means the purchase price for the Property specified in the Summary of Terms, as adjusted for prorations, Loans assumed by Buyer pursuant to Section 1.9, and other adjustments as set forth herein.
“Qualifying PCR Defect” means a Physical Deficiency with respect to a Site which, according to the PCR for that Site, requires repair or replacement as of the date of issuance of such report or within twelve (12 months) thereafter.
“Real Estate Taxes” means all real estate taxes and assessments applicable to the Real Property, including all installments of special taxes or assessments.
“Real Property” means, for each Site, the Land and the Improvements.
“Related Agreement” means, for a Site, an agreement ancillary to the ownership, use or occupancy of such Site that is not recorded but is generally intended to be transferred to a new owner if the ownership of a Site changes, which term is intended to include (for example but not

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by way of limitation) a telecommunications license or access agreement, a billboard lease, and any other such ancillary agreement to which the Selling Entity may be a direct or successor party, but excluding any Leases, Contracts, Broker Listing Agreements, or Property Management Agreements.
“Restricted Person” means any Person, group, or nation that is (a) named by any Executive Order, the United States Treasury Department, or other Governmental Authority as a terrorist, “Prohibited Person” or “Specially Designated National and Blocked Person;” (b) named as a Person, group, or nation that is banned, blocked, prohibited, or restricted pursuant to any law that is enforced or administered by the Office of Foreign Assets Control; or (c) acting in violation of Executive Order No. 13224, the Patriot Act, or any other laws or regulations relating to terrorism or money laundering.
“Second Deposit” means the amount of money specified as such in the Summary of Terms.
“Seller Deliveries” means, for each Site, the information and documents contained in the electronic diligence “war room(s)” or website(s) listed on Schedule B attached to this Agreement as of the Effective Date, to which Buyer will be provided access in connection with this Agreement.
“Seller Party” means Seller, its Affiliates, Seller’s property and asset managers, any lender to Seller, the partners, trustees, shareholders, members, managers, controlling persons, directors, officers, attorneys, employees and agents of each of them, and their respective heirs, successors, personal representatives, and assigns, each being a “Seller Party” and collectively being the “Seller Parties.”
“Seller Title Policy” means the policy of title insurance insuring a Selling Entity’s (or a JV Subsidiary’s) interest in the related Site, which policy is to be included in the Seller Deliveries applicable to such Site.
“Site” means (a) all right, title and interest of a Selling Entity in and to the Real Property, Personal Property and Intangible Property owned thereby, and all of such Selling Entity’s right, title and interest in, to and under the related Lease arising from and after the Closing Date; and (b) as relates to each of the JV Sites, all right, title and interest of the applicable JV Subsidiary in and to the Real Property, Personal Property and Intangible Property owned thereby, and all of such JV Subsidiary’s right, title and interest in, to and under the related Lease arising from and after the Closing Date. If a Selling Entity owns more than one location, each such location is considered as a separate “Site” for purposes of this Agreement.
“Storage Tank Systems” means a system of one or more underground or aboveground petroleum storage tanks and their associated underground, above ground, and/or connected piping and related pumping, mechanical, control and detectional equipment, to the extent such system exists with respect to any Site currently including a fueling facility for passenger vehicles.
“Supplemental Excluded Site” has the meaning set forth in Section 1.6 of this Agreement.
“Survey” means, collectively, any existing survey of the Real Property of a Site that is included in the Seller Deliveries and any new or updated survey of the Real Property of a Site that is obtained by Buyer.
“Tenant” means the direct tenant of a Site under the related Lease.

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“Title Company” means Escrow Agent when acting or referred to in its capacity as the title insurance provider for this transaction.
ARTICLE 1
PURCHASE AND SALE OF THE PROPERTY
Section 1.1.    Purchase and Sale. Subject to the provisions, terms, covenants and conditions set forth in this Agreement, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, all of Seller’s right, title and interest in and to the Property, but specifically excluding any (a) rights to use any legal or trade names of Seller or any of Seller’s Affiliates in any manner, (b) insurance, indemnity, or other claims or rights of Seller under or with respect to the Leases, Contracts, Related Agreements, or Property relating to Seller’s ownership of the subject Property prior to the Closing on that Property, and (c) any Excluded Sites. The Parties agree that any Storage Tank Systems are generally intended to be and remain owned by the respective Tenant under its Lease, and to not be owned by the related Selling Entity, but notwithstanding such intention, any right, title and interest that a Selling Entity may have under the respective Lease or otherwise with respect to any Storage Tank Systems related to its Site are necessarily included in such Site for purposes of this Agreement and the conveyance by a Selling Entity to Buyer of such Site.
Section 1.2.    Purchase Price; Deposit. Buyer will pay the Purchase Price as described in this Section. All payments will be made in immediately available funds delivered into escrow with the Escrow Agent.
(a)    Buyer will deliver the First Deposit within two (2) Business Days following the Effective Date. Buyer will deliver the Second Deposit within one (1) Business Day after the expiration of the Diligence Period. Escrow Agent will place the Deposit in a federally insured account on behalf of Seller and Buyer. Buyer will instruct Escrow Agent whether Buyer elects to have such account be interest-bearing. Any interest earned on the Deposit will belong solely to Buyer and will be paid to Buyer regardless of the ultimate disposition of the Deposit, and accordingly all references to the “Deposit” in this Agreement exclude any interest that may be earned thereon.
(b)    The Deposit will be applied as follows: (i) if Buyer terminates this Agreement when Buyer is expressly entitled to do so as provided in this Agreement, then the Deposit will be returned to Buyer; (ii) if the Deposit is to be received by Seller as provided in this Agreement, then the Deposit will be paid to Seller; and (iii) if and when the Final Closing occurs, then subject to the provisions of Section 5.1 below, the Deposit will be credited to Buyer, applied against the Purchase Price, and paid to Seller at the Final Closing.
(c)    Buyer will deliver the Purchase Price, as adjusted for any Deposit amount applied thereto and any prorations, credits and adjustments to be made pursuant to the terms of this Agreement, not later than the Closing Date, to be paid to Seller at Closing; provided that if there is more than one Closing, Buyer is only obligated to pay at any one Closing such of the Purchase Price as is required to fully fund Buyer’s obligations for the subject Closing.
Section 1.3.    Escrow Instructions. This Agreement, including the Escrow Instructions, will constitute the instructions for the Escrow Agent’s handling of the purchase and sale transaction contemplated herein. Seller and Buyer will execute such supplemental escrow instructions as may reasonably be required by Escrow Agent to enable Escrow Agent to comply with the terms of this Agreement. If any conflict exists between this Agreement and the provisions of any supplemental

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escrow instructions, the terms of this Agreement will control unless a contrary intent is expressly indicated in the supplemental instructions and such supplemental instructions are signed by both Buyer and Seller.
Section 1.4.    ROFR. With respect to certain of the Sites, the Tenant has a right of first refusal, right of first offer or similar right to purchase a Site that is triggered by an offer or agreement by Seller to sell the related Site to Buyer (a “ROFR”, and each Tenant with a ROFR, a “ROFR Tenant”, and each Site that is subject to a ROFR, a “ROFR Site”). Any obligations of Seller under this Agreement to sell any ROFR Site are subject to the rights of the related ROFR Tenant with respect to such ROFR Site, such that the execution of this Agreement by Seller and Buyer does not (and is not intended by the Parties to) cause a breach of such ROFR Tenant’s Lease, or a violation of or interference with such Tenant’s contractual rights. If not delivered prior to the execution of this Agreement, then not later than ten (10) Business Days after the Effective Date, Seller will provide each ROFR Tenant with a notice with respect to the proposed sale of its Site (a “ROFR Notice”) pursuant to this Agreement in substantially the manner required under such ROFR Tenant’s Lease (or in such manner as may otherwise be acceptable to such ROFR Tenant). If any such ROFR Tenant timely and properly exercises its ROFR with respect to a ROFR Site, such ROFR Site will be designated as a “ROFR Excluded Site” and excluded from the sale under this Agreement. Seller will give Buyer prompt notice of any ROFR Site that becomes a ROFR Excluded Site, and thereupon Schedule A will be amended by the Parties to remove the ROFR Excluded Site from the Property being purchased and sold under this Agreement, the Purchase Price will accordingly be reduced by the Allocated Purchase Price corresponding to such ROFR Excluded Site, and thereafter the Parties will have no further rights or obligations under this Agreement with respect to the ROFR Excluded Site, except for any Obligations Surviving Termination relating to such ROFR Excluded Site. If a ROFR Tenant does not timely and properly exercise a ROFR in accordance with the terms of its Lease, or a ROFR Tenant gives Seller written notice of such ROFR Tenant’s election not to exercise its ROFR with respect to the proposed sale under this Agreement, then promptly thereafter Seller will give Buyer notice thereof (a “ROFR Waiver Notice”), and the transaction contemplated by this Agreement will proceed with respect to such ROFR Site, subject to the other terms and conditions of this Agreement. It is a condition to Buyer’s obligation to close on a ROFR Site that Seller has provided a ROFR Waiver Notice to Buyer with respect to such ROFR Site prior to such Closing. If needed to reasonably accommodate the timeline for addressing a ROFR or receiving a ROFR Waiver Notice for any ROFR Site, Seller may designate such ROFR Site as a Delayed Closing Site.
Section 1.5.    Exclusion of Sites for Diligence Matters. Subject in all events to the Diligence Exclusion Limit as defined in Section 1.5(c) below, Buyer will have the right to exclude one or more of the Sites from the sale under this Agreement as expressly set forth in this Section 1.5 (each, a “Diligence Excluded Site”) without terminating this Agreement in its entirety pursuant to Section 2.1 below. A Site may be designated as a Diligence Excluded Site only if it is subject to one or more of the following exclusion conditions (each, an “Exclusion Condition”): (1) title to the Site is subject to one or more Title Objection Matters (as defined in Section 2.2(b)) that cannot be cured or removed from title and that a reasonable, experienced third-party institutional buyer or lender would conclude render title unmarketable (a “Title Defect”); (2) an ASTM Phase I environmental study performed by a reputable consultant for Buyer (“Phase I”) concludes that Hazardous Materials are present at the Site in violation of applicable Laws, and such condition (x) would, absent remediation, preclude such Site from being insured, purchased or financed by a reasonable, experienced third-party institutional insurer, buyer or lender, and (y) is not the sole responsibility of the applicable Tenant under its Lease; or (3) Buyer reasonably determines that

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(x) the Site has one or more Qualifying PCR Defects, or is in violation of applicable Laws or the express provisions of the Lease, (y) the Landlord is responsible under the Lease to correct, remedy or repair such issues, and (z) the reasonably estimated out-of-pocket cost for Buyer to correct, remedy or repair such issues at such Site (net of any amounts required by a Lease to be paid or reimbursed by the Tenant; provided, however, such right to payment or reimbursement will be disregarded if such Lease has less than thirty-six (36) months of term remaining as of the date of the applicable PCR) exceeds the lesser of (i) $500,000, and (ii) ten percent (10%) of the Allocated Purchase Price for the Site. Notwithstanding the foregoing, in the event any Phase I recommends that an ASTM Phase II environmental study be performed, Section 2.3(c) below shall apply to the affected Site.
(a)    To designate a Site as a Diligence Excluded Site, Buyer must give Seller a specific written exclusion notice (each, an “Exclusion Notice”) with respect to such Site prior to the expiration of the Diligence Period, which Exclusion Notice must include and provide (i) such information or documentation as is reasonably required to explain and evidence the applicable Exclusion Condition; (ii) Buyer’s proposed, commercially reasonable solution to correct, repair, cure, remedy, or otherwise resolve such Exclusion Condition (a “Resolution”), unless such a Resolution is not reasonably believed to be achievable; and (iii) Buyer’s reasonably estimated dollar amount of either (x) the cost for Buyer to perform or obtain the Resolution of such Exclusion Condition (the “Estimated Cure Cost”), or (y) if there is no Resolution, the value reduction to the Site if a Resolution of the Exclusion Condition is not performed or obtained (the “Value Impact”). If Buyer desires to send an Exclusion Notice for a Title Defect, Buyer will designate such Site as a Diligence Excluded Site in an Exclusion Notice separate and distinct from any Buyer Title Notice sent pursuant to Section 2.2 below.
(b)    Seller will, by written notice given to Buyer within ten (10) Business Days after receiving the subject Exclusion Notice, either (i) accept the subject Site as a Diligence Excluded Site, or (ii) override Buyer’s designation by agreeing to either (x) itself perform or obtain the Resolution proposed by Buyer prior to Closing on the Site, or (y) credit Buyer at the Closing of such Site for either the Estimated Cure Cost or the Value Impact (either of (x) or (y) being a “Seller Cure”). If reasonably required for Seller to evaluate the asserted Exclusion Condition for a Site, Seller may extend such response period by up to ten (10) additional Business Days. If the Site is accepted as a Diligence Excluded Site by Seller as provided above, Schedule A will thereupon be amended by the Parties to remove the Diligence Excluded Site from the Property being purchased and sold under this Agreement, the Purchase Price will accordingly be reduced by the Allocated Purchase Price corresponding to such Diligence Excluded Site, and thereafter the Parties will have no further rights or obligations under this Agreement with respect to the Diligence Excluded Site, except for any Obligations Surviving Termination relating to such Diligence Excluded Site. If the Site is not accepted as a Diligence Excluded Site, Seller will provide or complete the Seller Cure prior to or at Closing (or, if the Seller Cure cannot reasonably be completed prior to the scheduled Closing, Seller may either designate such Site as a Delayed Closing Site, or provide the Seller Cure pursuant to a post-closing holdback agreement reasonably acceptable to both Parties).
(c)    Regardless of the number of conditions that Buyer may believe merit exclusion and regardless of the response of Seller to any Exclusion Notice, Buyer may not designate or attempt to designate any Sites as Diligence Excluded Sites to the extent that the total aggregate Allocated Purchase Price of all Diligence Excluded Sites so designated would exceed $62,000,000 (the “Diligence Exclusion Limit”). The Diligence Exclusion Limit applies to the total Allocated Purchase Price of Sites designated by Buyer and not to the total value of Sites that are ultimately excluded

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as Diligence Excluded Sites. For clarity, if Buyer designates or attempts to designate a Site as a Diligence Excluded Site and Seller overrides such designation by agreeing to provide a Seller Cure, Buyer is not allowed to “replace” such Site by designating another Site as a Diligence Excluded Site if the addition of such Site to all other Sites previously designated by Buyer as Diligence Excluded Sites would cause the Diligence Exclusion Limit to be exceeded. If Buyer designates or attempts to designate Sites in excess of the Diligence Exclusion Limit as Diligence Excluded Sites, any such additional Site designations will be disregarded and automatically deemed void and of no effect (and if not reasonably severable, Buyer’s entire Exclusion Notice(s) including such excess Sites will themselves be disregarded and automatically deemed void and of no effect). Buyer additionally agrees that no Site that is being leased by the Tenant pursuant to a “Master Lease” covering more than one Site may be designated as a Diligence Excluded Site unless all other Sites that are leased pursuant to such Master Lease qualify to be Diligence Excluded Sites as set forth above and subject, in all events, to the other provisions of this Section, including without limitation the Diligence Exclusion Limit as set forth herein. For purposes of clarity the Diligence Exclusion Limit does not apply to ROFR Excluded Sites, Loan Excluded Sites or Supplemental Excluded Sites (as defined below).

Agreement of Purchase and Sale
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Section 1.6.    Supplemental Excluded Sites. The term “Supplemental Excluded Site” means a Site that has been properly designated as such for specified reasons under certain provisions of this Agreement providing for such designation, including without limitation as provided in Sections 2.2, 2.3, 3.2, 3.3, 4.4 and 5.2. Upon designation of a Site as a Supplemental Excluded Site, Schedule A will be amended by the Parties to remove the Supplemental Excluded Site from the Property being purchased and sold under this Agreement, the Purchase Price will accordingly be reduced by the Allocated Purchase Price corresponding to such Supplemental Excluded Site, and thereafter the Parties will have no further rights or obligations under this Agreement with respect to the Supplemental Excluded Site, except for any Obligations Surviving Termination relating to such Supplemental Excluded Site. Notwithstanding the foregoing, if for any reason or reasons the total aggregate Allocated Purchase Price of all Sites designated as Supplemental Excluded Sites between the Effective Date and the Initial Closing exceeds $124,000,000, then within fifteen (15) Business Days after such threshold number is exceeded (but in no event after the Initial Closing has occurred under this Agreement), Seller may elect by written notice to Buyer to terminate this Agreement in its entirety, in which event the Deposit will be returned to Buyer and this Agreement and the rights and obligations of the Parties under this Agreement will terminate, except for Obligations Surviving Termination. For purposes of clarity, the Supplemental Excluded Sites do not include the Diligence Excluded Sites, the ROFR Excluded Sites, the Loan Excluded Sites or Sites designated as Supplemental Excluded Sites by the Seller pursuant to (x) the second to last sentence of Section 2.2(e) hereof, or (y) the last sentence of Section 5.9(a) hereof.
Section 1.7.    All or Nothing Purchase and Sale. Except as may be expressly provided to the contrary in this Agreement (including without limitation, Sections 1.4, 1.5, 1.6 and 1.9 of this Agreement), this Agreement provides Buyer with the right to either purchase all, or none, of the Property but does not give Buyer the right to purchase less than all of the Property, regardless of the reason, including without limitation the occurrence of a Casualty or Condemnation with respect to any one or more of the Sites; the presence of any Title Objection Matters or other Diligence Period objections that Buyer may have with respect to any one or more of the Sites; any occurrences or events at any of the Sites following the expiration of the Diligence Period; any issues with one or more Tenants or Leases; or any asserted breach, default or nonperformance by Seller with respect to any one or more of the Sites.
Section 1.8.    JV Interest. The Parties acknowledge that the JV Interest is a portion of the Property, and that with respect to the JV Sites, the JV Interest will be conveyed instead of fee title to the JV Sites, as generally contemplated by Section 5.9 of this Agreement. Accordingly, the JV Sites will not be deeded to Buyer, the other Closing Documents relating to the JV Sites will be limited or revised accordingly, and the related-party property management agreements with the other member of the entity that owns the JV Sites will not be terminated with respect to the JV Sites (but Seller shall terminate the property management agreements with an Affiliate of Seller prior to or at Closing). The JV Company may, as of the Effective Date, own a separate, dormant subsidiary utilized in connection with the acquisition of the JV Sites and that does not own any interest in the JV Sites (the “JV Acquisition Subsidiary”), but if so the JV Acquisition Subsidiary will be dissolved, convey by or otherwise removed from the JV Company prior to Closing. Closing prorations for the JV Interest will address the economic distributions related to the JV Interest rather than the actual income and expense of the underlying JV Sites. The JV Interest must be purchased in its entirety; no individual JV Sites may be excluded from this transaction. The provisions of this Agreement which, by their terms, are not applicable (or are only applicable on a limited basis) to the JV Interest or the JV Sites will be construed according to the foregoing general provisions, and

Agreement of Purchase and Sale
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the Parties agree to reasonably cooperate to provide an appropriate closing mechanism and process for the JV Interest at the Initial Closing.
Section 1.9.    Existing Financing. Buyer acknowledges that certain of the Sites are Loan Sites and that in order to proceed to Closing on a Loan Site, either the Loan secured by the Loan Site must be paid in full prior to or at Closing (a “Prepayment”), or the Parties must obtain the written approval and agreement of the related Lender (a “Loan Assumption Approval”) of Seller’s assignment to, and Buyer’s assumption of, the related Loan (a “Loan Assumption”). If a Loan Assumption is elected by Buyer for a Loan Site, Seller’s obligation to close on the sale of that Loan Site to Buyer pursuant to a Loan Assumption Approval is contingent upon the Lender’s agreement pursuant to the related loan assumption documents to release Seller, its Affiliates and any existing guarantors, from all liability arising under or with respect to the Loan from and after Closing.
(a)    For purposes of this Section 1.9, the following terms have the following meanings: (i) “Loan” means the existing loan which encumbers the subject Loan Site; (ii) “Lender” means the current holder(s) of the Loan, including without limitation any loan servicer(s) from which input or approval must be received to obtain the related Loan Assumption Approval; and (iii) “Loan Documents means the existing documents which evidence, secure, or otherwise govern the Loan, which Loan Documents will be included in the Seller Deliveries for the related Loan Site. For clarity, the Parties agree that the provisions of Section 1.9 do not apply to a Site that is encumbered by a Mortgage that Seller is obligated to cure or remove pursuant to Section 2.2(e) of this Agreement.
(b)    For each Loan Site, Buyer will advise Seller no later than thirty (30) days after the Effective Date whether Buyer elects to pursue a Loan Assumption Approval for such Site, or will acquire such Site pursuant to a Prepayment (“Buyer’s Loan Election Notice”). If a Loan Site is in a “pool” of Sites securing a single loan or is cross-collateralized with, cross-defaulted with, or otherwise tied or linked to other Loan Sites (“Linked”), the Closing for all such Loan Sites that are so Linked together must occur at the same time and each must have an appropriate Loan Assumption Approval or be the subject of a Prepayment consistent with any Loan Assumption Approval applicable to any of such Linked Sites, such that the Closing or payoff of one Linked Loan Site does not cause a default under the Loan Documents related to that Loan Site or any other Loan Site to which it is Linked; provided, that if the Loan amount applicable to a Linked Site may be prepaid without impairing the status under such Loan of any other Loan Site to which it is Linked, such Loan Site may be included in a prior Closing subject to the appropriate Prepayment at such Closing; but provided further, that Seller will have no obligation to pay any additional amount beyond the principal balance otherwise allocable to such Loan Site to achieve such Prepayment. Subject to the foregoing, if Buyer elects to pursue a Loan Assumption Approval for a Loan Site, such Site and any other Loan Site to which it is Linked will be designated as a Delayed Closing Site.
(c)    If Buyer elects to pursue a Loan Assumption Approval, Buyer will timely pay all fees, costs and expenses required by Lender as a condition to initiating or processing the Loan Assumption or providing the Loan Assumption Approval, including without limitation all attorneys’ fees, title costs, appraisal fees, rating agency fees, and other third party costs incurred or imposed by the Lender in connection with Buyer’s application for and pursuit of the Loan Assumption Approval (collectively, the “Loan Assumption Costs”), regardless of whether the process ultimately results in a Loan Assumption Approval, the Closing of the subject Loan Site occurs, or this Agreement is terminated prior to such Closing or any Closing. Buyer’s obligation to pay all Loan Assumption Costs will expressly survive the Closing or any termination of this Agreement. If a Loan Assumption Approval is obtained for a Loan Site, Buyer and Seller will each pay, as and

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when required in connection with the Closing of such Site, one-half of any separate loan assumption fee which may be required by the subject Loan Documents for such Loan Assumption (a “Loan Assumption Fee”).
(d)    No later than ten (10) Business Days after receiving Buyer’s Loan Election Notice for a Loan Site, Seller will request an application from the Lender for the assignment and assumption of the Loan. Within ten (10) Business Days after Buyer’s receipt of the loan assumption application from either Seller or Lender, Buyer will send the completed application to Lender together with such application fee and expense payments or deposits as may be required by the Lender.
(e)    In seeking each Loan Assumption Approval, each of Buyer and Seller agree to (i) reasonably cooperate with the applicable Lender’s customary requests for delivery of information, (ii) enter into commercially reasonable loan assumption documents in form and content customarily required of similarly situated buyers and sellers in similar transactions, and (iii) comply with any other commercially reasonable requirements and conditions of such Lender in connection with the assumption of the Loan; provided, that Seller is not obligated to assume, accept or retain any post-closing liability with respect to such Loan for any matters first occurring after the Closing at which the Loan Assumption occurs. Buyer acknowledges that the Lender is not typically obligated to modify the economic terms of a Loan and that Buyer’s obligation to assume a Loan is not conditioned upon Lender providing any modifications to the economic terms of the Loan; provided, that Buyer likewise is not obligated to agree to any material modification of the terms of a Loan in order to obtain the Loan Assumption Approval including, without limitation, any increase in Buyer’s obligations under the related Loan Documents or decrease in Buyer’s rights under such Loan Documents. Notwithstanding the foregoing, Buyer may request customary changes to non-economic terms of the Loan (such as revising provisions to apply to Buyer and its Affiliates rather than Seller, for example). Buyer will provide Seller with regular updates, and upon Seller’s request, of the status of each Loan Assumption Approval.
(f)    If despite the Parties’ commercially reasonable efforts, the related Lender states that such Lender will not provide the Loan Assumption Approval for a Loan Site or the Loan Assumption Approval for a designated Loan Site has otherwise not been obtained within one hundred fifty (150) days after Buyer’s submission to the related Lender of Buyer’s loan assumption application therefor, then not later than fifteen (15) Business Days thereafter (but prior to the time that any such approval is actually obtained (if applicable)), Seller will elect, in Seller’s sole discretion, by notice to Buyer either (i) that the Parties will proceed to Closing on the subject Loan Site pursuant to a Prepayment rather than a Loan Assumption; provided that in only such instance, Seller and Buyer will each be responsible for the payment of one-half (1/2) of any Loan Prepayment Costs (defined below); or (ii) that the subject Loan Site for which a Loan Assumption Approval cannot be obtained be designated as a “Loan Excluded Site”. If Seller and Buyer agree that a Loan Assumption Approval may be granted if additional time is provided or such additional time will allow the Parties to address issues raised by the Lender or reduce fees required in connection with the assumption or prepayment of such Loan, the 150-day period above shall be extended by the Parties for not more than ninety (90) additional days. Upon designation of a Loan Site as a Loan Excluded Site, Schedule A will be amended by the Parties to remove the Loan Excluded Site from the Property being purchased and sold under this Agreement, the Purchase Price will accordingly be reduced by the Allocated Purchase Price corresponding to such Loan Excluded Site, and thereafter the Parties will have no further rights or obligations under this Agreement with respect to the Loan Excluded Site, except for any Obligations Surviving Termination relating to such Loan Excluded Site. For clarity, the Parties agree that a Loan Excluded Site will not be considered a Supplemental

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Excluded Site for purposes of Section 1.6 of this Agreement. Buyer will also have the right, at any time, to voluntarily abandon its pursuit of a Loan Assumption Approval on any Loan Site and proceed to Closing on the subject Loan Site pursuant to a Prepayment. In any of the foregoing events, the related Closing Date for such Loan Site will be thirty (30) days from the date of such determination to proceed to Closing on the subject Loan Site pursuant to a Prepayment rather than a Loan Assumption. Except as expressly provided above in this Section 1.9(f), in no event will the inability or failure of Buyer to obtain a Loan Assumption Approval (or any decision as aforesaid by Buyer or Seller to discontinue the pursuit of a Loan Assumption Approval) relieve Buyer from Buyer’s obligation to close the purchase of the related Loan Site, subject, however, to the other applicable provisions of this Agreement; and in no event will such inability, failure or decision relieve Buyer from Buyer’s obligation to pay all Loan Assumption Costs.
(g)    If Buyer is acquiring a Loan Site subject to the related Loan pursuant to a Loan Assumption Approval, at the related Closing (i) Buyer will receive a credit against the Purchase Price applicable to the Loan Site in an amount equal to the outstanding principal balance of the Loan as of the date of such Closing; (ii) interest payable under the Loan will be prorated as of the date of such Closing, with Seller crediting Buyer at Closing for any for interest accrued and unpaid through the Closing Date (and any amounts otherwise due and payable, but unpaid, on the Closing Date allocable to such Loan), and with Buyer being responsible for interest accruing on and after such date and any other such credited amounts; and (iii) Seller will receive a credit from Buyer at Closing for the amount of any impounds, escrows, reserves, or similar funds held by Lender in connection with the Loan to the extent that Seller transfers Seller’s right, title and interest in and to such transferred impounds, escrows, reserves, or similar funds to Buyer in connection with Buyer’s assumption of the Loan.
(h)    If Buyer is acquiring a Loan Site pursuant to a Prepayment, at the related Closing (i) Seller will be responsible for paying to the related Lender an amount equal to the outstanding principal balance of the Loan as of the date of such Closing, together with all scheduled interest due and payable under the Loan as of the date of such Prepayment (which amounts may be paid from the Purchase Price being received by Seller from Buyer at such Closing); (ii) Buyer will be responsible for paying to the Lender any prepayment charges, “yield maintenance” charges, or other charges owed to or assessed by the Lender as a result of the Loan being paid off prior to its scheduled maturity (“Loan Prepayment Costs”), in addition to the Allocated Purchase Price for the subject Loan Site; provided, however, that if (and only if) Seller has elected to require the subject Prepayment as provided in Section 1.9(f)(i), Seller and Buyer will each pay one-half (1/2) of the applicable Loan Prepayment Costs for such Prepayment; and (iii) Seller will be entitled to receive and retain from the Lender the amount of any impounds, escrows, reserves, or similar funds held by the Lender in connection with the Loan (if any).
(i)    Notwithstanding the foregoing provisions of this Section 1.9, the Parties agree that the Closing for any “United Oil” Sites that are subject to Loans for which Buyer has not elected to pursue a Loan Assumption may be postponed by Buyer until the earliest Business Day in May, 2020 upon which a Prepayment with respect to such Loans may be made to the related Lender without incurring any Loan Prepayment Costs. If Buyer so elects to postpone such Closing, Buyer will give written notice to Seller of such election prior to the expiration of the Diligence Period, whereupon such Sites will be designated as Delayed Closing Sites and the Closing for such Sites will be upon such date in May 2020 unless Buyer, in its discretion, elects to close earlier (but in no event prior to the Initial Closing) and pay any Loan Prepayment Costs applicable to such earlier prepayment.

Agreement of Purchase and Sale
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ARTICLE 2
BUYER’S INVESTIGATIONS; AS-IS SALE.
Section 2.1.    Buyer’s Investigations.
(a)    During the Diligence Period, Buyer may conduct such commercially reasonable, non-invasive investigations, studies or tests of the Property as Buyer deems necessary to determine whether Buyer desires to complete the acquisition of the Property. Buyer, in its sole and absolute discretion and for any reason or no reason whatsoever, may reject the entirety of the Property by giving written notice of termination to Seller and Escrow Agent (the “Termination Notice”) prior to the expiration of the Diligence Period. If Buyer timely gives a Termination Notice, then Buyer will promptly deliver to Seller copies (which may be electronic) of all third-party diligence reports received or obtained by Buyer with respect to the Sites (including, without limitation, title commitments, surveys, property condition assessments, zoning reports and Phase I environmental site assessments), and upon Seller’s confirmation of receipt of such reports, the Deposit will be returned to Buyer and this Agreement and the rights and obligations of the Parties under this Agreement will terminate, except for Obligations Surviving Termination. Alternately, Buyer may accept the entirety of the Property (subject to the express provisions of this Agreement allowing the removal or exclusion of Excluded Sites) by giving written notice of acceptance to Seller and Escrow Agent (the “Acceptance Notice”) prior to the expiration of the Diligence Period. If Buyer timely delivers an Acceptance Notice, or fails to deliver either a Termination Notice or an Acceptance Notice prior to the expiration of the Diligence Period, Buyer will be deemed to have accepted the entirety of the Property (subject to the express provisions of this Agreement allowing the removal or exclusion of Excluded Sites), the Deposit will become nonrefundable to Buyer (other than as expressly set forth in this Agreement), and this Agreement will continue in effect subject to the other provisions hereof. Buyer acknowledges and agrees that Buyer will have the opportunity during the Diligence Period to inspect and investigate the Property. Subject to the other provisions of this Agreement, the failure of Buyer to deliver a Termination Notice prior to the expiration of the Diligence Period will conclusively evidence Buyer’s satisfaction with such investigations and Buyer will be deemed to have reviewed, accepted, and approved of the entirety of the Property (subject to the express provisions of this Agreement allowing the removal or exclusion of Excluded Sites).
(b)    Not later than three (3) Business Days following the Effective Date, Seller will deliver to Buyer, or make available to Buyer by diligence website or other electronic means to which Buyer has been given access, the Seller Deliveries. Seller will have no obligation to deliver or disclose to Buyer any of Seller’s attorney-client privileged materials, appraisals, internal memoranda, or internal evaluations of the Property. Except as may be otherwise expressly set forth in this Agreement, Seller makes no representations or warranties of any kind regarding the accuracy, thoroughness or completeness of, or conclusions drawn in the information contained in the Seller Deliveries or any other Diligence Materials.
(c)    If this Agreement is terminated for any reason, Buyer will promptly return to Seller all Diligence Materials delivered to Buyer in physical form in connection with the Property, if any.
Section 2.2.    Title and Survey Matters; Objections.
(a)    Promptly following the Effective Date, Title Company will deliver to Buyer and Seller a title insurance commitment or preliminary title report showing the status of title to each Site (each, a “Title Commitment”). During the Diligence Period Buyer may also, at Buyer’s expense, obtain

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a new or updated ALTA survey of a Site performed by a registered surveyor and certified to Buyer, the Title Company, and any other party required by Buyer. Buyer will deliver a copy (which may be a “pdf” or other electronic copy) of any such new Survey to Seller and Title Company promptly after Buyer’s receipt thereof. Any matters disclosed by the Title Commitment or Survey for a Site which are approved, deemed approved, waived, or deemed waived by Buyer pursuant to the terms of this Agreement shall constitute “Permitted Exceptions” with respect to such Site.
(b)    If any exceptions appear on the Title Commitment (or any updates thereto) for a Site, or any encroachments or other title conditions are shown on the Survey (or any updates thereto) for a Site, that are not acceptable to Buyer, Buyer will provide a written notice to Seller and Title Company of such unacceptable matters affecting such Site (“Title Objection Matters”) prior to the expiration of the Diligence Period (each, a “Buyer Title Notice”). Unless timely objected to in writing by Buyer as Title Objection Matters as provided above, all matters disclosed by the Title Commitment or Survey (or any updates thereto) for a Site, whether prior to or following the expiration of the Diligence Period, shall be deemed to constitute Permitted Exceptions for such Site.
(c)    Except as expressly provided in Section 2.2(e) below as to Seller Required Title Matters, Seller will have no obligation to bring any action or proceeding, incur any expense, or otherwise take any action whatsoever to cure, remove or otherwise address any Title Objection Matters. Seller may elect (but is not obligated) to cure or attempt to cure any Title Objection Matters, and Seller will notify Buyer not later than ten (10) Business Days after receiving a Buyer Title Notice if Seller elects to cure or attempt to cure any of such Title Objection Matters (a “Seller Title Response”). The failure of Seller to provide notice to Buyer within such period that Seller elects to cure or attempt to cure any Title Objection Matters for a Site will be deemed to mean that Seller does not elect to cure or attempt to cure any Title Objection Matters for that Site. Seller may use any portion of the Purchase Price being paid at Closing to cure or remove any Title Objection Matters that Seller has agreed to cure or remove, provided the Title Company must thereupon either remove such Title Objection Matter as an exception to title or “cure” such Title Objection Matter by affirmatively insuring over or providing such other coverage as may be reasonably acceptable to Buyer with respect to such Title Objection Matter. A Title Objection Matter that is not completely removed as an exception to title but has been cured as required above will, as so cured, be a Permitted Exception. Seller will be entitled to extend the original Closing Date for any Site with respect to which Seller elects to cure or remove any Title Objection Matters (including for this purpose any Seller Required Title Cure Items as defined in Section 2.2(e) below) for up to thirty (30) days if reasonably needed to effect the cure or removal thereof, and if so elected such Site will be treated as a Delayed Closing Site pursuant to Section 5.1 below. If Seller expressly agrees to cure or attempt to cure any Title Objection Matters for a Site (including for this purpose any Seller Required Title Cure Items) but fails to achieve such cure at least five (5) Business Days prior to the Closing Date (as may be so extended) applicable to such Site (unless Seller will effect such cure by a payment of money at the subject Closing), Buyer will, as its sole and exclusive remedy for such failure, elect prior to such Closing Date to either (i) waive any such uncured Title Objection Matters and proceed to Closing on such Site, or (ii) designate such Site as a Supplemental Excluded Site pursuant to Section 1.6 above.
(d)    If (i) Title Company has not agreed to address the Title Objection Matters raised by Buyer in a manner reasonably acceptable to Buyer, or (ii) Seller has not elected in a Seller Title Response to cure or attempt to cure the Title Objection Matters raised by Buyer that are not being addressed by Title Company pursuant to clause (i), then Buyer will, by a written notice given to

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Seller not later than ten (10) Business Days after the expiration of the Diligence Period, either (x) elect to waive any such uncured Title Objection Matters and proceed to Closing, or (y) list not more than twenty-five (25) Sites for which Buyer is not willing to proceed to Closing as a result of material uncured Title Objection Matters, which list will specify in detail such material uncured Title Objection Matters with respect to such Sites and the cure or remedy requested by Buyer to address such Title Objection Matters (“Buyer’s Critical Title Notice”). Seller will, by responsive notice given to Buyer within fifteen (15) Business Days after receiving Buyer’s Critical Title Notice (“Seller’s Critical Title Response”), elect to (A) cure or attempt to cure, in whole or in part in such manner as may be detailed in Seller’s notice, some or all of the Title Objection Matters on Buyer’s Critical Title Notice pursuant to the provisions of Section 2.2(c) above; (B) designate some or all of the Sites listed on Buyer’s Critical Title Notice as Supplemental Excluded Sites pursuant to Section 1.6; or (C) decline to provide any action or remedy for some or all of the Title Objection Matters on Buyer’s Critical Title Notice. By responsive notice given to Seller within five (5) Business Days after receiving Seller’s Critical Title Response, Buyer will elect to either (1) accept Seller’s actions (if any) pursuant clause (A) or (B), waive any other Title Objection Matters not addressed by Seller, and proceed to Closing; or (2) if (but only if) Buyer’s reasonably-estimated aggregate reduction in value of the Sites for which Seller is not willing to cure or attempt to cure the Title Objection Matters set forth in Buyer’s Critical Title Notice (the “Uncured Critical Title Matter Value”) exceeds $10,000,000, terminate this Agreement as to the entirety of the Property, in which event the Deposit will be returned to Buyer and thereafter the Parties will have no further rights or obligations under this Agreement except for Obligations Surviving Termination. For clarity, if the Uncured Critical Title Matter Value is less than $10,000,000, Buyer’s sole remedy will be to elect clause (1) above, and Buyer will not have the right to elect to terminate this Agreement under clause (2). Any failure of Buyer to timely provide a notice required under this Section 2.2(d) shall be deemed an election by Buyer to waive the related uncured Title Objection Matters and proceed to Closing. Any Title Objection Matters waived (or deemed waived) by Buyer for a Site shall be deemed to constitute Permitted Exceptions for such Site. Any failure of Seller to timely provide a notice required under this Section 2.2(d) shall be deemed an election by Seller to take no action with respect to the related uncured Title Objection Matters.
(e)    Notwithstanding the foregoing provisions of this Section, prior to or at the Closing of each Site Seller will, subject to the provisions of this Section 2.2(e), (i) cure or remove the Seller Required Title Cure Items (as such term is defined below) that are expressly identified by Buyer on a separate written list detailing each such item that is delivered by Buyer to Seller not later than five (5) Business Days after the end of the Diligence Period (“Buyer’s Required Title Cure Notice”), and (ii) deliver to Title Company Seller’s form of “Owner’s Certification” regarding work performed and other customary matters applicable to such Site in substantially the form attached as Exhibit A to this Agreement, which Title Company has confirmed is sufficient to remove such “standard printed exceptions” as may be removed from a title policy by such an undertaking, and which may (to the extent acceptable to Title Company) be undertaken in one or more such documents applicable to one or more Sites. For purposes of this Section, “Seller Required Title Cure Items” means the following items, to the extent timely noticed by Buyer as provided above: (x) the lien of any Mortgage encumbering a Site, specifically excluding any Mortgage that relates to a Loan Site for which Buyer has obtained a Loan Assumption Approval as provided in Section 1.9 above, and subject to the provisions of Section 1.9 addressing the Parties’ respective obligations regarding any Prepayment; (y) mechanics’ liens filed with respect to work performed at a Site pursuant to a written agreement directly between the lien claimant and Seller; and (z) other monetary liens filed against the Real Property of such Site and caused solely by the acts or omissions of Seller (and excluding specifically but without limitation any such liens arising from or relating to obligations for

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which the Tenant of the Site is responsible under its Lease); provided, that Seller is not obligated under clause (z) to expend any more than $100,000 for any single Site or an aggregate of $10,000,000 for all Sites to cure or remove such liens. In the event Seller elects under the final clause of the immediately preceding sentence to not cure or remove such a lien, the applicable Site shall be designated as a Supplemental Excluded Site pursuant to Section 1.6. The obligations of Seller pursuant to this Section 2.2(e) may be referred to as the “Seller Required Title Matters.”
(f)    Buyer’s obligation to close the purchase on any given Site is conditioned upon Title Company being committed, upon the conclusion of the process and receipt of the deliveries contemplated by this Section 2.2, to issue a standard coverage owner’s policy of title insurance with respect to the Real Property for such Site in the amount of the Allocated Purchase Price for such Site, subject to the Permitted Exceptions related to such Site as determined pursuant to this Section 2.2, but subject to receipt by the Title Company at the applicable Closing of the applicable title premium for such policy and the satisfaction by Buyer of the customary Buyer’s conditions and requirements applicable thereto.
Section 2.3.    Entry, Insurance and Indemnity.
(a)    Buyer must give Seller not less than five (5) Business Days’ prior written notice of any desired entry by any Buyer Parties onto any Site to perform any testing or inspections and must coordinate such entry and any related testing or inspections with Seller and the Tenant of such Site so as to minimize, to the greatest extent possible, any interference with the business of the Tenant of such Site. Buyer’s entry rights with respect to a Site are subject to all applicable provisions of the Lease for that Site. Buyer must otherwise conduct each entry upon any Site in a commercially reasonable manner. Seller has the right to have a representative present during any entry by any Buyer Parties onto any Site as to which notice was required pursuant to the first sentence of this Section 2.3(a), provided that the failure of Seller to exercise that right will not delay or suspend Buyer’s right to enter.
(b)    Buyer may not conduct any invasive testing, drilling, or boring at any Site, or any environmental testing of any Site other than a standard ASTM “Phase I” environmental study, without in each instance obtaining the prior written approval of Seller, which approval may be withheld in Seller’s sole and absolute discretion and, if granted, will be conditioned upon such precautions as Seller deems advisable to protect itself, the Tenant, and the Site.
(c)    Notwithstanding the provisions of Section 2.3(b), if as part of Buyer’s diligence Buyer obtains a Phase I performed by a reputable consultant for any Site that concludes a Phase II environmental study of aspects of such Site needs to be performed, and as a result Buyer desires to have such a Phase II study performed for the subject Site, Buyer will provide a separate written notice thereof to Seller (each, a “Phase II Notice”) prior to the expiration of the Diligence Period. Buyer’s Phase II Notice will include the following items, all of which will be subject to Seller’s reasonable review, comment and written approval prior to the performance of any work at the Property relating to such Phase II: (i) a copy of Buyer’s Phase I report containing the recommendation for the Phase II; (ii) Buyer’s agreement with Buyer’s environmental consultant for the performance of the Phase II; (iii) the detailed scope of work such consultant proposes to perform for such Phase II, including without limitation the details of any entry upon and activities to be performed by or for such consultant at or about the Property; and (iv) an insurance certificate from Buyer’s consultant evidencing that such consultant will be providing Seller, the other Seller Parties, and the Tenant of the subject Site with liability insurance (as additional insureds) for such

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consultant’s entry upon or about the Site in amounts not less than are required under Section 2.3(d) of the Agreement with respect to the Phase II. Seller will respond to Buyer’s Phase II Notice within seven (7) Business Days of receipt, either (x) approving Buyer’s performance of the Phase II study as requested; (y) approving Buyer’s performance of the Phase II study subject to specific comments, requirements or conditions (which may include, without limitation, the approval of the Tenant of the subject Site); or (z) disapproving Buyer’s performance of the Phase II study. Buyer will pay all costs and expenses incurred by Buyer and Buyer’s consultants in connection with the proposed Phase II study, whether or not approved or performed. If the Phase II study is approved and performed, then upon request by Seller, Buyer will provide a copy of the Phase II report to Seller when completed. If the Phase II study is not approved by Seller (or, if required by the subject Lease, by Tenant), then within five (5) Business Days after receiving Seller’s notice that the Phase II cannot be performed, Buyer will elect by written notice to Seller to either (A) proceed to Closing on such Site, or (B) designate such Site as a Supplemental Excluded Site pursuant to Section 1.6 above. If the Phase II study is performed but does not resolve the subject issue(s) in a manner that would allow the Property to be purchased or financed by a reasonable, experienced third-party institutional buyer or lender, then within five (5) Business Days after receiving the Phase II report so concluding (but in any case not later than forty-five (45) days after Buyer received approval to perform the Phase II study), Buyer will elect by written notice to Seller to either (1) proceed to Closing on such Site, or (2) designate such Site as a Supplemental Excluded Site pursuant to Section 1.6 above. The Closing Date for a Site for which Buyer properly submits a Phase II Notice will be tolled if Seller approves Buyer’s performance of the Phase II study, in which case such Site will be treated as a Delayed Closing Site and, unless such Site is ultimately designated as a Supplemental Excluded Site as provided above, the Closing Date for such Site will be the sixtieth (60th) day after Buyer received approval to perform the Phase II study.
(d)    Buyer will maintain commercial general liability insurance on current ISO forms (or their functional equivalent) insuring against any liability arising out of the Buyer Parties activities in, upon, about or with respect to the Property, with limits of at least $3,000,000 per occurrence and $10,000,000 aggregate (which limits may include applicable excess or umbrella coverage). Buyer’s policy must insure the contractual liability of Buyer’s indemnification and defense obligations under this Agreement and must (i) name Seller and the other Seller Parties as additional insureds with respect to all Claims arising out of the activities of the Buyer Parties in, upon, about or with respect to the Property, (ii) contain a cross-liability provision, and (iii) be primary and noncontributing with any other insurance available to Seller and the other Seller Parties. Buyer must provide Seller with evidence that Buyer has such insurance coverages in force prior to any entry by a Buyer Party upon any of the Sites, and such insurance must be maintained in force by Buyer at all times prior to the termination of this Agreement or the Final Closing. Buyer will also require that any Buyer Party entering upon any Site also maintains insurance substantially consistent with all of the foregoing requirements, provided that the occurrence and aggregate limits for a consultant performing non-invasive work may be as low as $1,000,000 and $2,000,000, respectively.
(e)    Buyer will pay all costs incurred in connection with Buyer’s due diligence activities regarding the Property, will promptly repair and restore any damage caused to any Site by such activities, and will not permit any mechanics or other liens to be filed against any Site as a result of such activities. BUYER WILL INDEMNIFY, DEFEND AND HOLD THE SELLER PARTIES HARMLESS FROM AND AGAINST ANY CLAIMS ARISING OUT OF ANY ACTIVITIES OF THE BUYER PARTIES IN, UPON, ABOUT OR WITH RESPECT TO THE PROPERTY PRIOR TO CLOSING; PROVIDED, HOWEVER, THAT BUYER WILL NOT BE RESPONSIBLE FOR

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INDEMNIFYING SELLER FOR THE MERE DISCOVERY OF ANY PRE-EXISTING ADVERSE CONDITION ON ANY SITE (ENVIRONMENTAL OR OTHERWISE). Buyer’s indemnity and insurance obligations under this Article 2 are not limited by any other limitation on damages or remedies under this Agreement, including without limitation the liquidated damages provisions contained in Article 6. The provisions of this Section will survive the Closing or any earlier termination of this Agreement.
Section 2.4.    AS-IS SALE. BUYER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT EXCEPT FOR SELLER’S REPRESENTATIONS, WARRANTIES AND COVENANTS AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND ANY APPLICABLE CLOSING DOCUMENTS (“SELLER’S EXPRESS AGREEMENTS”), (A) SELLER IS SELLING AND BUYER IS PURCHASING ALL OF THE PROPERTY “AS IS, WHERE IS AND WITH ALL FAULTS,” AND (B) BUYER IS NOT RELYING ON ANY REPRESENTATIONS, WARRANTIES, COVENANTS OR AGREEMENTS OF ANY KIND WHATSOEVER, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, FROM SELLER OR ANY SELLER PARTY AS TO ANY MATTER CONCERNING OR RELATING TO THE PROPERTY, OR SET FORTH, CONTAINED OR ADDRESSED IN THE DILIGENCE MATERIALS (INCLUDING WITHOUT LIMITATION, THE COMPLETENESS THEREOF), INCLUDING WITHOUT LIMITATION AS TO: (I) THE QUALITY, NATURE, HABITABILITY, MERCHANTABILITY, FITNESS, USE, OPERATION, VALUE, MARKETABILITY, ADEQUACY OR PHYSICAL CONDITION OF ANY OF THE PROPERTY OR ANY ASPECT OR PORTION THEREOF (INCLUDING WITHOUT LIMITATION ANY STRUCTURAL ELEMENT, FOUNDATION, ROOF, APPURTENANCE, ACCESS, LANDSCAPING, PARKING FACILITIES, ELECTRICAL, MECHANICAL, HVAC, COMMUNICATION, PLUMBING, SEWAGE, OR UTILITY SYSTEM, EQUIPMENT, FACILITY, APPLIANCE, SOIL, GEOLOGY AND GROUNDWATER); (II) THE DIMENSIONS OR LOT SIZE OF ANY OF THE REAL PROPERTY OR THE SQUARE FOOTAGE OF ANY IMPROVEMENTS THEREON OR OF ANY TENANT’S OR OCCUPANT’S SPACE THEREIN OR ANY COMMON AREAS THEREOF; (III) THE DEVELOPMENT OR INCOME POTENTIAL, OR RIGHTS OF OR RELATING TO, ANY OF THE PROPERTY, OR THE SUITABILITY, VALUE, ADEQUACY, OR FITNESS OF ANY OF THE PROPERTY FOR ANY PARTICULAR PURPOSE; (IV) THE ZONING OR OTHER LEGAL STATUS OF ANY OF THE PROPERTY OR ANY OTHER PUBLIC OR PRIVATE RESTRICTIONS ON THE USE OF ANY OF THE PROPERTY; (V) THE COMPLIANCE OF ANY OF THE PROPERTY OR ITS OPERATION WITH ANY APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, THE AMERICANS WITH DISABILITIES ACT) OR ANY COVENANTS, CONDITIONS, RESTRICTIONS OR OTHER MATTERS IN ANY MANNER AFFECTING ANY OF THE PROPERTY AND WHETHER IMPOSED OR ASSERTED BY ANY GOVERNMENTAL AUTHORITY OR ANY OTHER PERSON; (VI) THE ABILITY OF BUYER TO OBTAIN ANY NECESSARY GOVERNMENTAL APPROVALS, LICENSES OR PERMITS FOR THE CURRENT USE OR BUYER’S INTENDED USE, DEVELOPMENT OR REDEVELOPMENT OF ANY OF THE PROPERTY; (VII) THE PRESENCE OR ABSENCE OF HAZARDOUS MATERIALS OR OTHER HAZARDOUS CONDITIONS ON, IN, UNDER, ABOVE OR ABOUT ANY OF THE PROPERTY OR ANY ADJOINING OR NEIGHBORING PROPERTIES; (VIII) THE QUALITY OF ANY LABOR OR MATERIALS USED IN ANY IMPROVEMENTS; (IX) THE CONDITION OF TITLE TO ANY OF THE PROPERTY; (X) ANY LEASES OR ANY CONTRACTS OR OTHER AGREEMENTS AFFECTING ANY OF THE PROPERTY OR THE INTENTIONS OF ANY PERSON WITH RESPECT TO THE NEGOTIATION AND/OR EXECUTION OF ANY LEASES, CONTRACTS OR AGREEMENTS WITH RESPECT TO ANY OF THE PROPERTY OR ANY PORTION THEREOF; OR (XI) THE ECONOMICS OF, OR THE INCOME AND EXPENSES, REVENUE OR EXPENSE PROJECTIONS OR OTHER FINANCIAL MATTERS RELATING TO, THE OWNERSHIP, LEASING, OR OPERATION OF ANY

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OF THE PROPERTY. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER ACKNOWLEDGES AND AGREES THAT, EXCEPT FOR SELLER’S EXPRESS AGREEMENTS, BUYER IS NOT RELYING ON ANY REPRESENTATIONS, WARRANTIES, COVENANTS OR AGREEMENTS OF SELLER, ANY OTHER SELLER PARTY, OR ANY AGENT OR BROKER OF SELLER, WHETHER IMPLIED, PRESUMED OR EXPRESSLY PROVIDED AT LAW OR OTHERWISE, OR ARISING BY VIRTUE OF ANY STATUTE, COMMON LAW OR OTHER RIGHT OR REMEDY IN FAVOR OF BUYER. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT SELLER IS UNDER NO DUTY TO MAKE ANY INQUIRY REGARDING ANY MATTER THAT MAY OR MAY NOT BE KNOWN TO SELLER, ANY OTHER SELLER PARTY, OR ANY OTHER AGENT OR BROKER OF SELLER.
IF BUYER PURCHASES ANY OF THE PROPERTY, ANY REPORTS, REPAIRS OR WORK REQUIRED OF OR BY BUYER WITH RESPECT THERETO ARE THE SOLE RESPONSIBILITY OF BUYER, AND BUYER AGREES THAT THERE IS NO OBLIGATION ON THE PART OF SELLER EITHER BEFORE OR AFTER ANY CLOSING TO MAKE ANY CHANGES, ALTERATIONS OR REPAIRS TO ANY OF THE PROPERTY OR TO CURE ANY VIOLATIONS OF ANY LAWS OR TO COMPLY WITH THE REQUIREMENTS OF ANY INSURER, GOVERNMENTAL AUTHORITY OR PERSON WHATSOEVER. BUYER IS SOLELY RESPONSIBLE FOR OBTAINING THE ISSUANCE OR RE-ISSUANCE OF ANY CERTIFICATE OF OCCUPANCY OR ANY OTHER APPROVAL OR PERMIT NECESSARY FOR TRANSFER OR OCCUPANCY OF ANY OF THE PROPERTY OR ANY PORTION THEREOF AND FOR ANY IMPROVEMENTS, REPAIRS OR ALTERATIONS NECESSARY TO OBTAIN THE SAME, ALL AT BUYER’S SOLE COST AND EXPENSE.
THE PROVISIONS OF THIS SECTION WILL SURVIVE THE CLOSING OR ANY EARLIER TERMINATION OF THIS AGREEMENT.
Section 2.5.    Release. Without limiting the provisions of Section 2.4, but subject to Seller’s Express Agreements (including without limitation as set forth in Section 7.20 of this Agreement) and the express rights and remedies reserved to Buyer in this Agreement, if Closing occurs, then from and after each Closing, as to all Closed Sites, Buyer, for itself and the other Buyer Parties (including without limitation any Permitted Assignee), waives all rights to recover from, and forever releases, discharges and covenants not to sue, Seller and the other Seller Parties with respect to any and all Claims, whether direct or indirect, known or unknown, foreseen or unforeseen, that may exist or arise on account of or in any way be connected with any of the Closed Sites (including without limitation the physical, operational, environmental, and structural condition of any of the Closed Sites) or any Laws applicable thereto, including without limitation any Claims or other matters relating to the use, presence, discharge or release of Hazardous Materials on, under, in, above or about any of the Closed Sites. Buyer assumes the risk that Buyer’s investigations of the Closed Sites may not reveal all aspects, conditions and matters of or affecting the Closed Sites. Buyer acknowledges, agrees, represents and warrants that: (a) Buyer is an experienced, knowledgeable and sophisticated purchaser of properties similar to the Closed Sites; (b) Buyer expressly agrees to and accepts, and fully understands, each and all of the provisions of this Agreement and the waivers, releases, and limitations of liability contained in this Agreement; and (c) each and all of the waivers, releases, limitations of liability, and other provisions contained in this Agreement are fair and reasonable, particularly in light of the sophistication, experience and knowledge of the Parties. Buyer acknowledges and agrees that Seller has agreed to enter into this Agreement in consideration for and in reliance upon each and all of the waivers, releases, limitations of liability, and other provisions contained in this Agreement, that each Allocated

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Purchase Price and the Purchase Price are based in part on Buyer’s acceptance of and agreement to each and all of the waivers, releases, limitations of liability and other provisions contained in this Agreement, and that Seller would not have agreed to execute this Agreement or sell the Property to Buyer on terms that did not include each and all of the waivers, releases, limitations of liability, and other provisions contained in this Agreement.
THE WAIVERS, RELEASES AND OTHER PROVISIONS CONTAINED IN SECTIONS 2.4 AND 2.5 EXTEND TO ALL CLAIMS OF ANY NATURE AND KIND WHATSOEVER, KNOWN OR UNKNOWN, PAST OR FUTURE, SUSPECTED OR NOT SUSPECTED, AND TO THE FULLEST EXTENT PERMISSIBLE BY APPLICABLE LAW, BUYER WAIVES ANY PROVISIONS OF APPLICABLE LAW THAT OTHERWISE MIGHT OPERATE TO LIMIT OR PROHIBIT ANY OF SUCH WAIVERS, RELEASES AND OTHER PROVISIONS. THE PROVISIONS OF THIS SECTION WILL SURVIVE THE CLOSING OR ANY EARLIER TERMINATION OF THIS AGREEMENT.
ARTICLE 3
OPERATION OF THE PROPERTY
Section 3.1.    Operation of the Property. Between the Effective Date and the Closing Date, and subject to the provisions of the Leases, Seller will (a) use commercially reasonable efforts to maintain (or cause each Tenant to maintain, as appropriate) each Site in substantially the same condition as existed on the Effective Date, subject to reasonable wear and tear and any damage or destruction by Casualty, Condemnation (both as defined below), or other causes or events beyond the reasonable control of Seller; and (b) obtain Buyer’s consent prior to entering into any (i) amendment to any Lease (unless that amendment is required under such Lease), or (ii) except as may be otherwise expressly permitted under this Agreement, any new or amended consensual agreement that would be binding upon either a Site or Buyer following Closing. If Buyer fails to either give or expressly refuse such a consent within five (5) Business Days of receiving the written request therefor from Seller, such consent shall conclusively be deemed to have been given. Buyer’s consent to such a request with respect to any Site (x) may not be unreasonably withheld, conditioned or delayed with respect to any such amendment or agreement that is proposed by Seller prior to the expiration of the Diligence Period; and (y) may be granted or withheld in Buyer’s sole but commercially reasonable discretion with respect to any such amendment or agreement that is proposed by Seller between the expiration of the Diligence Period and the Closing of such Site. Between the Effective Date and the Closing Date, Seller will also use commercially reasonable efforts to maintain compliance in all material respects with the provisions of the Loan Documents applicable to the Loan Sites.
Section 3.2.    Casualty. If a Site is damaged or destroyed by fire or other casualty event (“Casualty”) first occurring after the Effective Date but prior to the Closing of such Site, Seller will provide written notice to Buyer of such Casualty promptly following Seller’s receipt of actual knowledge of such Casualty. If the Site is “materially damaged or destroyed” (as defined below) by such Casualty, Buyer may designate such Site as a Supplemental Excluded Site by written notice given to Seller within ten (10) Business Days after Buyer receives notice of the occurrence of such Casualty, and it will be excluded from this transaction as provided in Section 1.6 above. If the Site is not deemed “materially damaged or destroyed,” or if it is but the Site is not timely designated as a Supplemental Excluded Site by Buyer, then Buyer will remain bound to purchase the Site for the full Allocated Purchase Price pursuant (and subject) to the terms of this Agreement, without regard to the occurrence or effects of the Casualty; provided that (a) if the Tenant is

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responsible under the applicable Lease for insuring the Site suffering the Casualty, then at the Closing for such Site Seller will assign to Buyer Seller’s interest in the property insurance proceeds payable to Seller (if any) under such Tenant’s insurance for the restoration of the physical damage to such Site, up to (but not to exceed) the Allocated Purchase Price amount for such Site, or (b) if Seller is responsible under the applicable Lease for insuring the Site suffering the Casualty, then at the Closing for such Site Seller will provide Buyer with a credit against the Purchase Price equal to the amount of the property insurance proceeds that would be payable to Seller (if any) under Seller’s insurance for the repair of the physical damage to such Site, plus any deductible amount applicable thereto, up to (but not to exceed) the Allocated Purchase Price amount for such Site, and net of any out-of-pocket costs and expenses reasonably incurred by Seller prior to Closing (“Seller’s Casualty Costs”) in connection with the Casualty. For purposes of this Section, a Site that is subject to a Casualty shall be deemed “materially damaged or destroyed” only if (i) the Landlord is responsible under the applicable Lease for insuring or restoring the Site but (x) the insurance proceeds amount (including applicable deductible) that would be credited to Buyer as provided above for such Site (for clarity, net of Seller’s Casualty Costs, if any) is not reasonably sufficient to fund the full out-of-pocket cost for any repairs Buyer would be required to pay for or make to return such Site to a condition substantially as good as existed immediately prior to the Casualty, and (y) Seller does not agree (in Seller’s sole and absolute discretion) to pay or credit Buyer for the anticipated shortfall; (ii) the Tenant has the express right to abate rent under the applicable Lease, such abatement would continue beyond the scheduled Closing Date for such Site, and Seller does not agree (in Seller’s sole and absolute discretion) to pay or credit Buyer for the full amount of such post-Closing rental abatement; or (iii) the Tenant has the express right to terminate the applicable Lease as a result of the Casualty affecting such Site, unless waived in writing by such Tenant.
Section 3.3.    Condemnation. If any condemnation proceedings are first instituted, or notice of any eminent domain proceeding, condemnation or intent to condemn is first given, with respect to all or any portion of the Real Property for a Site after the Effective Date but prior to the Closing of such Site, or if any condemnation proceedings are pending as of the Effective Date or notice of any eminent domain proceeding, condemnation or intent to condemn was received by Seller prior to the Effective Date but is not set forth on Schedule 3.3 (a “Condemnation”), Seller will provide written notice to Buyer of such Condemnation promptly following Seller’s receipt of actual knowledge of such Condemnation or discovery of its omission from Schedule 3.3. The Parties agree that the matters set forth on Schedule 3.3 (if any) will be addressed as provided in Schedule 3.3 and will not be treated as “Condemnation” under this Section 3.3. If the Condemnation will result in a “material and adverse effect” (as defined below) to the Site, Buyer may designate such Site as a Supplemental Excluded Site by written notice given to Seller within ten (10) Business Days after Buyer receives notice of the Condemnation, and it will be excluded from this transaction as provided in Section 1.6 above. If the Condemnation will not result in a “material and adverse effect” to the Property, or if it will but the Site is not timely designated as a Supplemental Excluded Site by Buyer, Buyer will remain bound to purchase the Property for the full Purchase Price pursuant (and subject) to the terms of this Agreement, without regard to the occurrence or effect of the Condemnation; provided that at the Closing for such Site Seller will assign to Buyer Seller’s interest in the award payable to Seller on account of the Condemnation (if any), but net of any losses, costs and expenses reasonably incurred by Seller prior to Closing in connection with the Condemnation. For purposes of this Section, a “material and adverse effect” to a Site means (a) such Condemnation is reasonably likely to result in the taking of title to all or part of the affected Site within twelve (12) months after the Effective Date, and (b) (i) the Landlord is responsible under the Lease for restoring the Site suffering a Condemnation but (x) the condemnation award proceeds that would be assigned

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to Buyer as provided above for such Site are not reasonably sufficient to fund the restoration Buyer would be required to make to return the Real Property of such Site to a lawful operating condition that complies with the applicable terms and conditions of the related Lease regarding such a Condemnation, and (y) Seller does not agree (in Seller’s sole and absolute discretion) to pay or credit Buyer for the anticipated shortfall; (ii) the Tenant has the express right to abate rent under the applicable Lease as a result of the Condemnation, such abatement would continue beyond the scheduled Closing Date for such Site, and Seller does not agree (in Seller’s sole and absolute discretion) to pay or credit Buyer for the full amount of such post-Closing rental abatement; or (iii) the Tenant has the express right to terminate the applicable Lease as a result of the Condemnation affecting such Site, unless waived in writing by such Tenant.
Section 3.4.    Contracts.
i.Any Contracts existing on the Effective Date will be provided to Buyer as a part of the Seller Deliveries for Buyer’s review during the Diligence Period. Not later than the expiration of the Diligence Period, Buyer will deliver a written notice to Seller setting forth which, if any, of the Contracts Buyer elects to have Seller terminate. Seller will deliver notices of termination prior to or at Closing terminating those Contracts that Buyer so timely notifies Seller to terminate, and Seller will be responsible for any termination penalties or fees associated with the termination of such Contracts. At Closing, Seller will assign to Buyer, to the extent assignable, and Buyer will assume, all remaining Contracts for each Site pursuant to the Assignment of Contracts described in Section 5.3 below. Any amounts paid or payable under any Contracts being assigned to Buyer will be appropriately prorated between the Parties at Closing.
ii.After the Effective Date, Seller will request Buyer’s consent prior to entering into any new Contract, or amending any existing Contract, unless that Contract (as may be so amended) either will not extend beyond Closing or is terminable by Seller prior to or at Closing. If Buyer fails to either give or expressly refuse such consent within five (5) Business Days after receiving the written request from Seller, such consent shall conclusively be deemed to have been given. Buyer’s consent (i) may not be unreasonably withheld, conditioned or delayed with respect to any such Contract or amendment that is proposed prior to the expiration of the Diligence Period; and (ii) may be granted or withheld in Buyer’s sole but commercially reasonable discretion with respect to any such Contract or amendment that is proposed for a Site between the expiration of the Diligence Period and Closing of such Site.
iii.Seller will cause any Broker Listing Agreements and any Property Management Agreements to be terminated with respect to the Sites affected thereby prior to or as of the Closing Date for the subject Sites, and Seller will be solely responsible for any termination fees or other payments due under any such terminated agreements, unless such payments (typically for unpaid leasing commissions) constitute Leasing Costs otherwise allocated to Buyer under Section 3.6 below, provided that any such Leasing Costs have been consented to by Buyer in writing to the extent such consent is required by Section 3.1 above.

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Section 3.5.    Lease Enforcement. Prior to the Closing Date, Seller will have the right, but not the obligation, to enforce the rights and remedies of the landlord under any Lease, and to apply all or any portion of any security deposits then held by Seller toward any loss or damage incurred by Seller by reason of any defaults by the applicable Tenant. Seller will provide to Buyer a copy of any written notice of default given to or received from any Tenant after the Effective Date promptly following Seller’s delivery or receipt thereof.
Section 3.6.    Leasing Costs. At or prior to Closing, Seller will pay any Leasing Costs that are or become due and payable prior to Closing for matters that occurred under the Leases prior to the Effective Date with respect to the Leases that are subject to that Closing, which Leasing Costs as of the Effective Date (if any) are set forth on Schedule E attached to this Agreement. If as of the Closing Date there are any unpaid (but not then due and payable) Leasing Costs for matters that occurred under the Leases prior to the Effective Date (for example, for pending tenant improvement work or “second half” leasing commissions), then at Closing Seller will establish a post-closing holdback with Escrow Agent containing the funds necessary to pay such amounts, and Buyer and Seller will each promptly approve the disbursement of such funds to the appropriate payees when such amounts become properly due and payable. Additionally, if the Closing occurs Buyer will be responsible for and will pay any Leasing Costs relating to or arising from any matters that occurred under the Leases after the Effective Date, including without limitation the exercise by a Tenant of a renewal, expansion or extension option contained in any Lease. The provisions of this Section will survive the Closing.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES
Section 4.1.    Representations and Warranties of Seller. Subject to the information disclosed by the Seller Deliveries, Title Commitment and Survey, and as a material inducement to Buyer to execute this Agreement, Seller makes the following representations and warranties to Buyer as of the Effective Date and (except as may be disclosed in writing to Buyer after the Effective Date) again as of the applicable Closing Date:
(a)    Each Selling Entity is duly organized and validly existing and in good standing under the laws of its state of formation; and the execution, delivery and performance of this Agreement and all Closing Documents to be executed and delivered by Seller pursuant to this Agreement are within the organizational power of Seller and have been or will prior to Closing be duly authorized and consented to by Seller or any of its Affiliates from whom any consents or approvals are required. Except as may be expressly set forth in this Agreement (including without limitation as may apply to ROFR Sites or Loan Sites), no third-party consents or approvals are required as a condition to the performance by Seller of its obligations under this Agreement.
(b)    Seller has not filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Seller’s creditors or suffered the appointment of a receiver to take possession of the Property.
(c)    There are no actions or proceedings pending or, to Seller’s knowledge, threatened against Seller that Seller reasonably expects would affect the validity or enforceability of this Agreement or any of the Closing Documents to be executed and delivered by Seller pursuant to this Agreement.

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(d)    To Seller’s knowledge, there are no leases to which Seller is a party that will bind or encumber any Site following Closing, other than the related Lease for each such Site (and if applicable, any Related Agreement applicable to such Site that constitutes a lease agreement).
(e)    Except as may be set forth on Schedule 3.3 with respect to a Site, Seller has not received written notice of any currently pending or threatened Condemnation of all or any portion of any Site.
(f)    Except as may be set forth on Schedule C with respect to a Site, Seller has not received written notice of any litigation that is currently pending or threatened against Seller with respect to the Property, except as may be the responsibility of a Tenant under that Tenant’s Lease.
(g)    Except as may be set forth on Schedule E with respect to a Site or in the Lease for any Site, there are no Leasing Costs currently due and payable by Seller with regard to any Lease.
(h)    Except as may be set forth in the Lease for a Site or any document recorded against the Real Property of a Site, Seller has not granted any option or right of first refusal to any party to acquire Seller’s ownership interest in any portion of the Property.
(i)    The copies of the Leases delivered to Buyer are complete and accurate copies of the Leases in Seller’s files that Seller relies upon in connection with its ownership and operation of the respective Sites. To Seller’s knowledge, each of the Leases constitutes the entire agreement between the applicable Selling Entity and the applicable Tenant regarding such Tenant’s lease and occupancy of the related Site.
(j)    Except as may be set forth on Schedule C with respect to a Site, as of the Effective Date Seller has not given to any Tenant written notice that such Tenant is in default of or breach under its respective Lease, or received from any Tenant written notice that the Landlord is in default of or breach under its respective Lease, except for any prior breaches or defaults that, to Seller’s knowledge, have been cured in all material respects as of the Effective Date.
(k)    The copies of the Contracts delivered to Buyer are complete and accurate copies of the Contracts in Seller’s files that Seller relies upon in connection with its ownership and operation of the respective Sites. Except as may be set forth on Schedule C with respect to a Site, as of the Effective Date, Seller has not received nor given written notice of any existing default or breach under any Contract that, to Seller’s knowledge, has not been cured in all material respects as of the Effective Date.
(l)    Except as may be set forth on Schedule C with respect to a Site, as of the Effective Date, to Seller’s knowledge, Seller has not received any written notice from any Governmental Authority that the Real Property for any Site is presently in material violation of any applicable environmental or other Laws relating to the Real Property, or informing Seller of any official investigation by such Governmental Authority of the subject Site regarding a potential violation of applicable environmental or other Laws relating to the Real Property.
(m)    Except as may be set forth on Schedule C with respect to a Site, as of the Effective Date, to Seller’s knowledge, Seller has not received any written notice of any current unremediated release from any Storage Tank Systems, or any written notice from any Governmental Authority that any Storage Tank Systems are not being operated and maintained in compliance with Laws.

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(n)    The copies of any Related Agreements delivered to Buyer are complete and accurate copies of such documents as contained in Seller’s files that Seller relies upon in connection with its ownership and operation of the respective Sites. Except as may be set forth on Schedule C with respect to a Site, as of the Effective Date, Seller has not received nor given written notice of any existing default or breach under any Related Agreement that, to Seller’s knowledge, has not been cured in all material respects as of the Effective Date.
(o)    Neither any Selling Entity nor the JV Company is acting on behalf of, an “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, a “plan” within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended or an entity deemed to hold “plan assets” within the meaning of 29 C.F.R. § 2510.3‑101 of any such employee benefit plan or plans.
(p)    The representations and warranties contained in this Section 4.1(p) are, collectively, referred to as the “JV Interest Representations”:
(1)    JV Company, JV Selling Entity, and the JV Subsidiaries (collectively, the “Companies”) are each duly organized, validly existing, and in good standing as a Delaware limited liability company. JV Selling Entity is the holder of 100% of the JV Interest, and JV Company is the holder of 100% of the membership interests in each of the JV Subsidiaries, which JV Interest and JV Subsidiary membership interests are, in each case, free and clear of all liens, encumbrances, claims or liabilities of any kind or nature. JV Company has not encumbered any of such membership interests. There are no membership interests in JV Company other than the JV Interest and the JV Partner Interest. True, complete, and correct copies of the LLC Agreements have been included in the Seller Deliveries. There has been no amendment or other modification to the LLC Agreements, other than as set forth on Schedule F hereof, nor has there been any revocation or termination of the LLC Agreements. Except as set forth in the JV Company LLC Agreement, there are no outstanding options, warrants, calls, rights, commitments or agreements obligating any of the Companies to issue, deliver, purchase, or sell any membership interests or other equity interests or beneficial interests therein, and there are no outstanding securities or other rights which are convertible or exchangeable into any shares, membership interests or other equity interests or beneficial interests in any of the Companies. Except as set forth in the JV Company LLC Agreement, JV Selling Entity is not a party to any equity holder, member, operating, voting or similar arrangements with respect to the JV Interest and has not granted a proxy, power of attorney or other authority with respect to the JV Interest to any other Person. No action has been taken to affect a dissolution or in contemplation of a dissolution of the JV Company. JV Selling Entity has not committed nor obligated itself in any manner whatsoever to sell the JV Interest to any Person other than Buyer, including any other interests in the JV Company, the JV Subsidiaries, or the JV Sites. The JV Interest has not been certificated and JV Selling Entity has not opted into Article 8 of the Uniform Commercial Code. The only assets held by the JV Company are (x) the JV Subsidiaries and any proceeds relating thereto, and (y) the JV Acquisition Subsidiary, which will not be owned by the JV Company at Closing. The JV Company has not engaged in any business other than the business of acquiring and owning the JV Subsidiaries. The only assets held by each of the JV Subsidiaries are their respective JV Sites and any proceeds relating thereto. The JV Subsidiaries have not engaged in any business other than the business of owning their respective JV Sites.

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(2)    Except as may be set forth on Schedule C with respect to any of the JV Sites, Seller has not received written notice of any litigation, arbitration, mediation, administrative hearing or similar legal or quasi-legal proceeding, that is currently pending or threatened against the Companies with respect to the Companies or any of the JV Sites, except as may be the responsibility of a Tenant under that Tenant’s Lease. There are no pending bankruptcy or insolvency proceedings involving the Companies in which any of the Companies is a debtor. The JV Selling Entity has not entered into any contract, subcontract or agreement of any kind affecting the JV Interests which will be binding upon Buyer after the Closing. Neither the JV Company nor any JV Subsidiary: (i) is a party to, or restricted by any provisions within, any credit agreement, loan, bond, mortgage, or indenture, or (ii) has any employees.
(3)    True and correct copies of the books and records of the JV Company and each JV Subsidiary (including any past financial statements of the JV Company) through June 30, 2019 will be made available to Buyer no later than five (5) business days after the Effective Date (which may be in electronic form) and each subsequently prepared financial statements of the JV Company that were prepared by prior to the Closing Date shall be made available to Buyer no later than five (5) business days after such financial statements were prepared. Such books and records have been maintained to reflect their assets and liabilities and in accordance with commercially accepted business practices. The financial statements of the JV Company for each of the last three fiscal years, and any interim financial statements of the JV Company since the end of the last fiscal year (including, in each case, any notes thereto) (a) have been prepared in accordance with GAAP and the LLC Agreement of the JV Company, and (b) fairly and accurately present the consolidated financial condition, cash flows and results of operations of the JV Company as at the dates thereof and for the periods referred to therein.
(4)    Each of the JV Company and each JV Subsidiary: (i) has timely filed all material federal, state and local Tax Returns required to be filed, and timely paid all Taxes required to be paid, by such entity, taking into account any extensions of time available therefor, and (ii) has duly paid (or there has been paid on its behalf), or made adequate provisions in accordance with GAAP for, all Taxes required to be paid by it, whether or not shown on any Tax Return. Since its formation, each JV Subsidiary has been classified for U.S. federal income Tax purposes as a disregarded entity. For purposes of this subsection, “Tax Return” or “Tax Returns” means any return, declaration, report, claim for refund or information return or statement relating to Taxes imposed upon JV Company or the JV Subsidiaries, including the schedules and attachment thereto, and “Taxes” means all taxes required to be filed or paid pursuant to any such Tax Return. No audits, examinations or investigations or other proceedings are pending or, to Seller’s knowledge, after due inquiry, threatened by any Governmental Authority with regard to any Taxes or Tax Returns of JV Company. No material deficiency for Taxes of JV Company or any JV Subsidiary has been claimed, proposed or assessed or threatened in writing by any Governmental Authority. Neither the JV Company nor any JV Subsidiary has: (v) waived any statute of limitations with respect to the assessment of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency for any open tax year, (w) entered into any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law), (y) granted a power of attorney with respect to any matter related to Taxes, or (z) entered into any tax allocation or sharing agreements, or similar arrangements with respect to such entity. Seller will make available to Buyer within ten (10) Business Days after the Effective Date, true and correct copies of any United States federal and state income Tax Returns (including, for the

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avoidance of doubt, any amended Tax Returns), if any, filed by or on behalf of the JV Company at any time since it became majority owned by the Seller.
(5)    Neither the JV Company nor any JV Subsidiary has been a party to any transaction that gives rise to (i) a registration obligation with respect to any person under Section 6111 of the Code of the Treasury Regulations thereunder, (ii) a list maintenance obligation with respect to any person under Section 6112 of the Code or the Treasury Regulations thereunder, or (iii) a disclosure obligation as a “reportable transaction” under Section 6011 of the Code and the Treasury Regulations thereunder, or any other transaction requiring disclosure under analogous provisions of state, local or foreign Tax law.
For purposes of this Agreement and any Closing Documents, unless otherwise provided herein, whenever the phrases “to the best of Seller’s knowledge”, or the “knowledge” of Seller or words of similar import are used, they shall be deemed to refer to the current, actual, conscious knowledge only, and not any implied, imputed or constructive knowledge, without any independent investigation having been made or any implied duty to investigate, of the representative(s) of Seller with the responsibility for directly overseeing the management and operations of the respective Site or Sites. Such individual(s) will have no personal liability under this Agreement or otherwise with respect to the Property.
Section 4.2.    Representations and Warranties of Buyer. As a material inducement to Seller to execute this Agreement, Buyer makes the following representations and warranties to Seller as of the Effective Date and (except as may be disclosed in writing to Seller after the Effective Date) again as of the applicable Closing Date:
(a)    Buyer is duly organized and validly existing and in good standing under the laws of its state of formation and, to the extent legally required to do so, Buyer (or its Permitted Assignee) is or will prior to Closing be duly qualified to transact business in each State in which any Site being acquired by such Person is located; and the execution, delivery and performance of this Agreement and all Closing Documents to be executed and delivered by Buyer pursuant to this Agreement are within the organizational power of Buyer and have been or will prior to Closing be duly authorized and consented to by Buyer or any of its Affiliates from whom any consents or approvals are required. Except as may be expressly set forth in this Agreement (including without limitation as may apply to ROFR Sites or Loan Sites), no third-party consents or approvals are required as a condition to the performance by Buyer of its obligations under this Agreement.
(b)    Buyer has not filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by Buyer’s creditors or suffered the appointment of a receiver to take possession of any of Buyer’s property.
(c)    There are no actions or proceedings pending or, to Buyer’s knowledge, threatened against Buyer that Buyer reasonably expects would affect the validity or enforceability of this Agreement or any of the Closing Documents to be executed and delivered by Buyer pursuant to this Agreement.
(d)    Buyer (i) is an experienced and knowledgeable purchaser of real property, (ii) is represented by competent counsel, and (iii) understands and accepts the terms and provisions of this Agreement, including without limitation all releases, waivers, limitations, and assumptions of risk and liability set forth in this Agreement.

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Section 4.3.    OFAC and Source of Funds. Buyer and Seller each represent and warrant to the other, and to Escrow Agent, that (a) such Party is not a Restricted Person; (b) such Party is not knowingly acting, directly or indirectly, for, on behalf of, or in conjunction with any Restricted Person and is not engaging in, instigating or facilitating this transaction for or on behalf of any Restricted Person; (c) such Party is not engaging in this transaction, directly or indirectly, in violation of any laws relating to drug trafficking, money laundering or predicate crimes to money laundering; and (d) none of the funds of such Party to be utilized in this transaction have been or will be derived from any unlawful activity with the result that such Party, its funds, or the Property is subject to potential seizure, forfeiture or other such remedy or that this Agreement or the transactions hereunder are or will be in violation of any applicable laws or regulations. Notwithstanding the foregoing, neither Seller nor Buyer is making any representation or warranty under this Section 4.3 regarding any public shareholders it may have unless any such individual shareholder holds greater than five percent (5%) of such Party’s publicly-held shares. The provisions of this Section will survive the Closing (in this sole instance, without regard to the limitations contained in Section 4.5) or any earlier termination of this Agreement.
Section 4.4.    Inaccuracy Discovered Prior to Closing. Neither Party may rely on any of the representations or warranties made by one Party (the “Maker”) to the other Party (the “Recipient”) in this Agreement or in any Closing Document to the extent that such representations or warranties were, are, or have become inaccurate or incorrect in any material respects (whether one or more, the “Inaccuracy”) and the Recipient has, receives or obtains actual knowledge of the Inaccuracy prior to Closing. (If the Recipient first obtains actual knowledge of the Inaccuracy after Closing, Section 4.5 below will apply instead of this Section 4.4; and as to an Inaccuracy that relates only to a specific Site or Sites, such distinction will be measured from the date the Closing for such Site(s) occurred.) If either the Maker or the Recipient believes or determines prior to or at Closing that any Inaccuracy exists, then such Party will immediately give written notice to the other Party of the Inaccuracy. The Maker will have the right, but not the obligation, to elect to cure the Inaccuracy (or the causes thereof) within fifteen (15) Business Days of the Maker’s delivery or receipt of such notice (and if reasonably required, the Closing for the Site(s) directly affected by such Inaccuracy (if less than all Sites) will be extended by no more than thirty (30) days to allow for such cure and such Sites will be treated as Delayed Closing Sites). Regardless of whether such cure is attempted or effected by the Maker, the Recipient’s sole remedy with respect to an Inaccuracy that is actually known by the Recipient prior to Closing and is not timely cured by the Maker will be either (a) waive the Inaccuracy and proceed to Closing subject to the other provisions of this Agreement; or (b) if the anticipated losses to the Recipient as a direct result of the Inaccuracy, as mutually determined by Seller and Buyer in the exercise of their commercially reasonable business judgment (the “Anticipated Loss Amount”), is less than $50,000.00 for Inaccuracy affecting only one Site or an aggregate of $1,000,000 for multiple instances of Inaccuracy or Inaccuracy affecting multiple Sites (the “Pre-Closing Threshold Amounts”), then the Recipient shall be conclusively deemed to have elected to waive such Inaccuracy(ies) and all effects or consequences thereof, the Maker will have no liability whatsoever with respect to such Inaccuracy, and the Parties will proceed to Closing on such Site or Sites subject to the other provisions of this Agreement; or (c) if the Anticipated Loss Amount exceeds the Pre-Closing Threshold Amounts, the Recipient may (i) designate the Site(s) directly affected by such Inaccuracy (if less than all Sites) as Supplemental Excluded Sites, subject to Section 1.6 above, within five (5) Business Days following the end of the Maker’s fifteen (15) Business Day cure period (but in any event, prior to the Closing on any affected Site); or (ii) terminate this Agreement by giving the Maker written notice of the Recipient’s termination of this Agreement within five (5) Business Days following the end of the Maker’s fifteen (15) Business Day cure period (but in any event, prior to the Closing on any

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affected Site); provided, however, that if (x) the total Anticipated Loss Amount under this Agreement is less than $10,000,000, and (y) the Maker elects (in the Maker’s sole and absolute discretion) to pay or credit to the Recipient an amount equivalent to the Anticipated Loss Amount, then the sole and exclusive remedy of the Recipient for all Inaccuracy will be to receive such Anticipated Loss Amount from the Maker at the Final Closing, and the Maker will have no other liability whatsoever with respect to such Inaccuracy. If the Recipient terminates this Agreement when so allowed pursuant to this Section 4.4, (A) Escrow Agent will return the Deposit to Buyer, regardless of whether Buyer is the Maker or the Recipient, and (B) neither Party will have any further rights or obligations under this Agreement except for Obligations Surviving Termination. If this Agreement is not terminated pursuant to this Section 4.4, then (subject to the receipt of such remedy as may be expressly provided for under this Section, if any) the Recipient shall be conclusively deemed to have elected to waive the Inaccuracy and all effects or consequences thereof, the Maker will have no liability whatsoever with respect to the Inaccuracy (other than as to such express remedy, if any), and the Parties will proceed to Closing on the affected Site or Sites subject to the other provisions of this Agreement. In furtherance of the foregoing, each Party agrees that the Maker will have no liability with respect to any representation or warranty to the extent that, prior to the Closing, the Recipient has, receives or obtains actual knowledge of an Inaccuracy (from whatever source, including without limitation from disclosure by or on behalf of the Maker) and the Recipient nevertheless proceeds to close the purchase or sale of the Property under this Agreement without availing itself of the termination or other remedy (if any) provided under this Section 4.4. The provisions of this Section will survive the Closing or any earlier termination of this Agreement.
Section 4.5.    Survival of Representations and Warranties After Closing. Subject in all respects to Section 4.4, the representations and warranties made by each Party in this Agreement or any Closing Document will survive the Closing only until the date that is two hundred seventy (270) days following the date of Closing (the “Expiration Date”). As to representations and warranties that relate to a specific Site, the Expiration Date will be measured from the date the Closing for such Site occurred. Any Claims for, relating to or arising from an Inaccuracy discovered after Closing are limited in all respects to any actual damages the Recipient sustained from the Recipient’s reasonable reliance upon the representation or warranty prior to obtaining actual knowledge of the Inaccuracy. In no event will either Party be liable to the other Party for any consequential, indirect, special or punitive damages suffered by a Party as a result of any Inaccuracy. If an Inaccuracy is discovered after Closing and the Recipient desires to pursue any remedy against the Maker with respect to such Inaccuracy, then the Recipient must give the Maker a Claim Notice detailing the Inaccuracy upon or prior to the Expiration Date. Any Claims that a Recipient might otherwise have or have had against a Maker with respect to any Inaccuracy, whether such Inaccuracy or such Claims are known or unknown, will not be valid or effective if a Claim Notice detailing the Inaccuracy has not been given to the Maker on or prior to the Expiration Date. For the avoidance of doubt, following the Expiration Date, each Party shall be deemed to be fully discharged and released (without the need for separate releases or other documentation) from any liability or obligation to the other Party (and to its other Buyer Parties or Seller Parties, as applicable) with respect to any Inaccuracy, known or unknown, not detailed in a Claim Notice delivered to the other Party on or prior to the Expiration Date. Further, any Claims that either Party may have at any time against the other Party for any matter with respect to which a Claim Notice has been given to the other Party on or prior to the Expiration Date may be the subject of subsequent litigation brought by the claiming Party, but only if such litigation is commenced against and duly served upon the other Party on or prior to the date that is ninety (90) days following the Expiration Date (the “Claim Bar Date”). For the avoidance of doubt, following the Claim Bar Date, each Party shall be deemed to be fully discharged and released (without the need for separate releases or

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other documentation) from any liability or obligation to the other Party (and to its other Buyer Parties or Seller Parties, as applicable) with respect to any Claim, known or unknown, except for any Claim for which both (a) a Claim Notice was given by the claiming Party to the other Party on or prior to the Expiration Date, and (b) litigation upon the Claim has been commenced by the claiming Party and duly served upon the other Party prior to or upon the Claim Bar Date. This Section (and Section 4.4 above) collectively provide the sole remedies of each Party with respect to any Inaccuracy and each Party expressly waives any other rights or remedies such Party might otherwise have at law or in equity with respect to any Inaccuracy in any representation or warranty of the other Party. Notwithstanding the foregoing, the Expiration Date for any JV Interest Representations will be the date that is two (2) years following the date of Closing as to the JV Interest except that the Expiration Date for any representations under Sections 4.1(p)(4) or 4.1(p)(5) will be the date that is 90 days after the expiration of the respective statute(s) of limitations applicable to the matters represented therein. The provisions of this Section will survive the Closing or any earlier termination of this Agreement.
ARTICLE 5
CLOSING, DELIVERIES AND PRORATIONS
Section 5.1.    Closing. Subject to the express terms and conditions set forth in this Agreement, the Closing and the delivery of all items to be delivered by the Parties at the Closing will be performed through an escrow closing conducted by Escrow Agent on the Closing Date. Except as may otherwise be expressly provided in this Agreement, the Closing Date may not be accelerated or extended without the prior written approval of both Seller and Buyer. The term “Delayed Closing Site” means a Site that has been properly designated as such for specified reasons under certain provisions of this Agreement providing for such designation, including without limitation as provided in Sections 1.4, 1,5, 1.9, 2.2, 2.3, 4.4, and 5.2. Unless a different time for Closing is expressly specified for the subject Site under the provisions of this Agreement providing for such Site’s designation as a Delayed Closing Site, the Closing Date for a Site designated as a Delayed Closing Site will be thirty (30) days after the initial Closing Date under this Agreement. The Parties will reasonably cooperate to “group” Delayed Closing Sites in an attempt to close multiple Delayed Closing Sites together on a single date, to the extent such a result can reasonably be accomplished without material additional effort or expense to either Party (it being the intention of the Parties that grouping such delayed closings will be pursued to the extent they can be performed by the Parties in a more efficient manner than multiple individual delayed closings). To ensure appropriate security is provided for Buyer’s obligations to close on the Delayed Closing Sites, all of the Deposit will be held in escrow until the Final Closing of the last Delayed Closing Site; provided, that if following any earlier Closing the total Deposit so held would exceed fifty percent (50%) of the aggregate of the Allocated Purchase Price amounts for all Delayed Closing Sites that will remain un-closed following such Closing, such excess of the Deposit over fifty percent (50%) of the aggregate remaining Purchase Price will be applied to the Purchase Price at such prior Closing, with the balance being held for application at the Final Closing.
Section 5.2.     Estoppel Certificate. Seller will request from each Tenant, and use commercially reasonably efforts to obtain and provide to Buyer at least five (5) Business Days prior to the Closing Date for the respective Site, an estoppel certificate (each, an “Estoppel Certificate” and collectively, the “Estoppel Certificates”).
(a)    If a form of estoppel certificate is attached to or otherwise specified by a Lease or if it is the policy of a Tenant that a particular form of estoppel certificate be used, and such form is

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consistent with the requirements of such Tenant’s Lease, that form shall be deemed acceptable to Buyer for that Lease. Seller will request that all Estoppel Certificates be addressed to “Realty Income Corporation, a Maryland corporation, together with its subsidiaries, affiliates, successors and assigns,” but the failure of a Tenant to so address the Estoppel Certificate shall not render such Estoppel Certificate unacceptable.
(b)    An Estoppel Certificate shall be deemed acceptable to Buyer unless (i) it is dated prior to the Effective Date, (ii) it contains any information or statements that are both materially inconsistent with the information set forth in the related Lease and materially adverse to Buyer, or (iii) it alleges any monetary default or any material non-monetary default by the Landlord (or facts or circumstances that could give rise to such a default, in each case unless such facts or circumstances alleging any monetary default or material non-monetary default by the Landlord are remedied by Seller to the applicable Tenant’s satisfaction prior to Closing); provided, however, that neither exception (ii) nor (iii) will apply (and thus Buyer will have not have that basis to reject the subject Estoppel Certificate) if the adverse information or statements therein or the facts underlying such information or statements were actually known to Buyer prior to the expiration of the Diligence Period, including without limitation by inclusion in the exceptions to Seller’s representations and warranties set forth in Schedule C.
(c)    An Estoppel Certificate shall be deemed approved in the form received from a Tenant if Buyer has not given specific written objections thereto to Seller, identifying such objections and the customary and commercially reasonable changes requested by Buyer for such Estoppel Certificate, prior to the earlier of (i) five (5) Business Days after receipt by Buyer, or (ii) the Closing Date for the related Site. If Buyer so objects to the form of any Estoppel Certificate received from a Tenant, or a Tenant fails to timely return an Estoppel Certificate as may be required by such Tenant’s lease, and Buyer timely requests in writing that Seller continue to attempt to procure such Estoppel Certificate, Seller will have the right to cure or attempt to cure the objectionable matters set forth in such Estoppel Certificate and/or seek to have the applicable Tenant revise such Estoppel Certificate to address Buyer’s requested changes, or to obtain an initial Estoppel Certificate, as applicable, and Seller may extend the Closing Date for such Site up to thirty (30) days (by written notice of extension delivered to Buyer and Escrow Agent) for the purpose of effecting such cure and/or obtaining the desired Estoppel Certificate (in which event such Site will be treated as a Delayed Closing Site). If Seller does not so extend the Closing or if Seller so extends the Closing but such cure is not completed and/or the desired Estoppel Certificate from such Tenant has not been obtained and provided to Buyer at least three (3) Business Days prior to the revised (if applicable) Closing Date, Buyer will have the option, as its sole and exclusive remedy, to either (x) if no Estoppel Certificate is received at all or if the last version received contains information or statements that would render the Estoppel Certificate unacceptable under Section 5.2(b), then subject to Seller’s rights under Section 5.2(d) below, Buyer may designate such Site as a Supplemental Excluded Site by written notice delivered to Seller and Escrow Agent prior to such Closing Date, subject to the provisions and limitations of Section 1.6 above concerning such Sites; or (y) proceed to Closing on such Site as scheduled without receiving the desired Estoppel Certificate.
(d)    Buyer’s receipt of Estoppel Certificates as provided above in this Section (whether or not in acceptable form) for at least eighty percent (80%) of the total number of Leases involved in this sale (the “Estoppel Threshold”) is a condition precedent to Buyer’s obligation to close escrow under this Agreement for any Sites. For clarity, the determination of the Estoppel Threshold applicable at any time will exclude any Excluded Sites, as of such time, and with respect to the

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Initial Closing and any subsequent Closing will exclude any Delayed Closing Sites that are not included in such Closing. Any inability of Seller to obtain an acceptable Estoppel Certificate from any Tenant or Tenants shall not be deemed a breach or default by Seller under this Agreement. If Seller is unable to timely obtain an Estoppel Certificate for any specific Site (but has satisfied the applicable Estoppel Threshold), Seller may, in Seller’s sole discretion, provide a “seller estoppel” certificate to Buyer for such Site in substantially the form of Exhibit G to this Agreement (a “Seller Estoppel”), and Buyer will accept such Seller Estoppel for purposes of satisfying the estoppel delivery requirement as to such Site. If Seller provides a Seller Estoppel, Seller’s statements in such Seller Estoppel will survive the Closing as representations and warranties of Seller, consistent with (but subject to) the provisions of Section 4.5 above; provided, that a Seller Estoppel will automatically expire sooner if and to the extent (but only to the extent) that the statements contained therein are later confirmed by a tenant estoppel certificate delivered by the Tenant under the Lease that was the subject of the Seller Estoppel. For purposes of clarity, with respect to any Site, it is a condition precedent to Buyer’s obligation to close escrow under this Agreement for such Site, that Buyer receives either (i) an Estoppel Certificate, or (ii) a Seller Estoppel for such Site that satisfies the requirements of this Section 5.2(d).
Section 5.3.    Closing Documents.
(a)    On or before the applicable Closing Date for a Site, Seller will deposit the following into escrow with respect to such Site (as applicable), with all documents having been duly executed and, if to be recorded, acknowledged by Seller:
(i)    a Special Warranty Deed (or the state-specific counterpart thereof) in the form attached to this Agreement as Exhibit B (the “Deed”);
(ii)    an Assignment and Assumption of Lease in the form attached to this Agreement as Exhibit C (the “Assignment of Lease”); provided that, to the extent the related Lease (or a memorandum thereof) has previously been placed of record, except as to the JV Sites and provided that Buyer prepares and delivers such document to Seller for execution not later than ten (10) days prior to the applicable Closing Date, such Assignment of Lease shall be in recordable form;
(iii)    a Bill of Sale and Assignment of Intangible Property in the form attached to this Agreement as Exhibit D (the “General Assignment”);
(iv)    if applicable, an Assignment and Assumption of Contracts in the form attached to this Agreement as Exhibit E (the “Assignment of Contracts”);
(v)    such disclosures and reports (including tax reporting and withholding certificates) as are required of Seller by applicable state and local law in connection with the conveyance of the applicable Site;
(vi)    a notice to be given to the Tenant stating that the Site has been sold to Buyer and that, after the Closing, all rents should be paid to or as directed by Buyer;
(vii)    a confirmation pursuant to Section 1445(b)(2) of the Code that Seller is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code, also sometimes referred to as a “FIRPTA” certification or affidavit, on Seller’s customary form;

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(viii)    Seller’s “Owner’s Certification” as contemplated by Section 2.2(e) in the form attached to this Agreement as Exhibit A;
(ix)    a closing statement as provided in Section 5.4(f) below; and
(x)    such other documents as may be specifically required under this Agreement, and such other customary documents as are necessary and appropriate to effect the Closing and are reasonably acceptable to Seller.
(b)    On or before the applicable Closing Date for a Site, Buyer will deposit the following into escrow with respect to such Site (as applicable), with all documents having been duly executed and, if to be recorded, acknowledged by Buyer:
(i)    the Allocated Purchase Price, as adjusted and reflected in the closing settlement statement agreed upon by Buyer and Seller;
(ii)    counterparts of the Assignment of Lease, the General Assignment, and the Assignment of Contracts (if any);
(iii)    such disclosures and reports (including tax reporting and withholding certificates) as are required of Buyer by applicable state and local law in connection with the conveyance of the applicable Site;
(iv)    a counterpart of the closing statement as provided in Section 5.4(f) below; and
(v)    such other documents as may be specifically required under this Agreement, and such other customary documents as are necessary and appropriate to effect the Closing and are reasonably acceptable to Buyer.
(c)    The Parties agree that the form documents attached as exhibits to this Agreement are acceptable to accomplish the conveyances contemplated by this Agreement. The acceptance by Buyer of a Deed to a Site at the Closing of such Site shall be deemed to be a full performance and discharge of every obligation on the part of Seller to be performed under this Agreement with respect to such Site, other than Seller’s Express Agreements that are specifically stated in this Agreement to survive the Closing. The Parties may agree, each in their reasonable discretion, to utilize “blanket” documents applicable to multiple Sites for certain of the Closing Documents other than the Deeds.
(d)    The Parties acknowledge and agree that the Closing Documents for the JV Interest will be as set forth in Section 5.9 below, and certain additional documents (such as a loan assignment and assumption agreement) may be required for the Closing of a Site that has received a Loan Assumption Approval.

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Section 5.4.    Prorations. Items of income and expense relating to the Property will be adjusted between Seller and Buyer for each Site, on a Site-by-Site basis, for each Closing as provided below. Closing Date prorations will be made as of 12:01 A.M. local time on the day of the subject Closing as if Buyer was the owner of the Site for the entire Closing Date.
(a)    Base rents, and any estimate or impound payments for common area maintenance charges, insurance, or other expenses related to the Site paid by the Tenant to Seller under the Lease (collectively, “Rents”) for the month of Closing will be prorated as of the Closing Date.
(b)    Real Estate Taxes for a Site that first become delinquent (and thus are customarily paid) in the calendar year in which Closing occurs will be addressed by the Parties at Closing as follows: (i) if such Real Estate Taxes are paid directly to the taxing authority(ies) by Tenant, then such Real Estate Taxes will not be prorated or adjusted between the Parties; (ii) if such Real Estate Taxes are paid to the taxing authority(ies) by the landlord under the Lease but are collected by the landlord from (or reimbursed to the landlord by) Tenant in lump sums that correlate directly to the payment amounts, then such Real Estate Taxes will not be prorated or adjusted between the Parties, but rather the Party that pays an installment of Real Estate Taxes in the calendar year of Closing will be entitled to receive and retain the payment from Tenant that corresponds to the installment of Real Estate Taxes so paid by such Party; or (iii) if such Real Estate Taxes are paid by Tenant through monthly tax impound payments collected by the landlord, then all such tax impound payment amounts that have been received by Seller from Tenant for such Site with respect to the calendar year of Closing (“Tax Amounts Received”) will be reconciled against any Real Estate Taxes paid to the taxing authority(ies) in the calendar year of Closing for such Site by Seller (“Taxes Paid”); and as may be applicable, either (x) if Tax Amounts Received exceed Taxes Paid, the excess will be credited by Seller to Buyer at the Closing of such Site, or (y) if Tax Amounts Received are less than Taxes Paid, the shortfall will be paid by Buyer to Seller at such Closing (and Buyer will receive and retain all tax impound amounts paid by Tenant from and after such Closing).
(c)    All other items of expense for each Site, including but not limited to any utility charges, maintenance charges, and charges under any Permitted Exceptions, will be prorated as of the applicable Closing Date (excluding any such items that, under the Lease, are paid or payable directly by Tenant to parties other than Seller). For all utilities (if any) that are in the name of Seller, Buyer and Seller will cooperate to arrange for final utility readings as close to the Closing Date as possible and the issuance of a final bill to Seller, with Buyer being designated the billing party in lieu of Seller from and after the Closing Date. Seller will be entitled to receive and retain any deposits of Seller held by utility companies with respect to any Site. If Seller, as Landlord, is collecting from the Tenant of a Site payments of additional rent (“OpEx Impound Payments”) to cover, insurance, utilities, maintenance and other operating costs and expenses (collectively, “Operating Expenses”) incurred by Landlord in connection with the ownership, operation, maintenance and management of such Site, then such OpEx Impound Payments received by Seller during Seller’s period of ownership in the Closing Year (“Impound Payments Received”) will be reconciled against the actual amounts accrued or expended by Seller for Operating Expenses during such period (“Impound Expenses Paid”); and as may be applicable, either (i) if Impound Payments Received exceed Impound Expenses Paid, the excess will be credited by Seller to Buyer at the Closing of such Site, or (ii) if Impound Payments Received are less than Impound Expenses Paid, the shortfall will be paid by Buyer to Seller at such Closing (and Buyer will receive and retain all OpEx Impound Payments paid by such Tenant for such Site from and after such Closing.

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(d)    If for any reason sufficient information is not available for a Site at Closing to allow Seller to provide the proration amounts contemplated in Sections 5.4(b) or (c) above, Seller will provide appropriate reconciliations (and reasonable supporting information) to Buyer within six (6) months after the Closing of such Site; and unless Buyer reasonably objects thereto within (30) days of their receipt, thereupon Seller will pay to Buyer any amounts due Buyer, and Buyer will pay to Seller any amounts due Seller, as may be indicated by such supplemental reconciliations (net of any amounts that may have been estimated or determined by Seller and Buyer and paid or credited for such purposes at the applicable Closing between such Parties). Unless expressly otherwise agreed by the Parties, the reconciliation credits or payments made between Buyer and Seller as provided in Sections 5.4 (b), (c) and (d) will be final as between the Parties. As between Buyer and the Tenant of a Site, following the end of the calendar year in which the applicable Closing occurs, Buyer will be responsible for preparing and providing any final full-year reconciliations of Real Estate Taxes and other expense amounts that may be required to be provided to any Tenant pursuant to its Lease and for settling any adjustments required with each such Tenant as a result of such reconciliations (provided, that Buyer may utilize the reconciliations and supporting information received from Seller for such purpose).
(e)    If any Tenant pays percentage rent under its Lease, Buyer will remit to Seller, within thirty (30) days of receipt from such Tenant, Seller’s proportionate share of any percentage rental paid by such Tenant under its Lease with respect to the “lease year” or other applicable fiscal period under such Lease to which such percentage rent applies and the Closing occurs (such applicable fiscal period being the “Payment Period”), which proportionate share due to Seller will be determined based on the number of days (excluding the Closing Date) Seller owned the related Site during such Payment Period compared to the number of days (including the Closing Date) Buyer owned the related Site during such Payment Period.
(f)    Seller will supply the relevant information to Buyer not later than five (5) Business Days prior to each Closing for, and the Parties will cooperate in the calculation, review and finalization of, the adjustments and prorations contemplated by this Section for such Closing. The Allocated Purchase Price amounts, prorations, closing costs, and any other credits and adjustments will be reflected on a closing settlement statement prepared by Escrow Agent and executed by Buyer and Seller for the applicable Closing on an aggregate basis and, if desired by either Party, with Site-specific information included therewith. If a net amount is owed by Seller to Buyer at a Closing for the adjustments and prorations contemplated by this Section for such Closing, such amount will be credited against the Purchase Price being paid at such Closing. If a net amount is owed by Buyer to Seller at a Closing for the adjustments and prorations contemplated by this Section for such Closing, such amount will be paid to Seller together with the Purchase Price at such Closing.
(g)    Unless a payment of Rents is otherwise expressly captioned or directed by the paying Tenant, any Rents received by either Party from a Tenant following the Closing on such Tenant’s Site will be applied (i) first, between the Parties, to any Rents due from such Tenant for the month of such Closing, (ii) next, to Buyer, to any delinquent Rents then due from such Tenant for periods following the month of such Closing, and (iii) finally, to Seller, to any delinquent Rents due from such Tenant for periods prior to the month of such Closing, in each case in inverse order of maturity. From and after each Closing, Buyer will use commercially reasonable efforts on Seller’s behalf to collect and remit to Seller any delinquent Rents owed to Seller from a Tenant, provided that Buyer will have no obligation to institute any litigation against or evict any Tenant in connection with such efforts. Seller may also use commercially reasonable efforts to collect any delinquent

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Rents owed to Seller by a Tenant, provided that Seller may not institute any litigation against any Tenant in connection with such efforts. If after a Closing either Party receives any Rents or other amounts that properly belong to the other Party based upon the Closing prorations or the provisions of this Section 5.4, such amounts will be promptly remitted by the receiving Party to such other Party.
(h)    If there are any items, matters, payments, or other obligations owed to Seller by a Tenant (other than delinquent Rents as addressed in Section 5.4(g) above) or third party that would not customarily be conveyed by a seller to a buyer in a sale transaction of this nature (“Excluded Seller Receivable Items”), such Excluded Seller Receivable Items will be retained by Seller and not conveyed (either in whole or in part) to Buyer together with the related Site pursuant to this Agreement. Any such Excluded Seller Receivable Items that are known by Seller as of the Effective Date will be set forth on Schedule D attached to this Agreement. The inadvertent exclusion of any matter that should properly have been listed on Schedule D, particularly any such matter of which the Parties do not have actual knowledge when this Agreement is executed, shall not be deemed dispositive that such matter was not intended to be treated as an Excluded Seller Receivable Item.
(i)    The provisions of this Section 5.4 that by their terms are to occur after a Closing will survive the Closing.
Section 5.5.    Security Deposits. Seller will pay to Buyer at Closing, as a credit against the Purchase Price, the amount of any cash security deposits then held by Seller pursuant to the Leases for the Sites that are the subject of such Closing.
Section 5.6.    Closing Costs. At each Closing, with respect to the Sites that are the subject of such Closing, Seller will pay (a) to the extent Seller is responsible for such costs for Sites located in the respective state pursuant to Schedule 5.6 attached to this Agreement, the insurance premium amount for a standard coverage owner’s policy of title insurance in the amount of the Allocated Purchase Price for such Site; (b) the costs of releasing any financing liens or other encumbrances that are required by this Agreement to be released by Seller and of recording such releases, except for any Loan Prepayment Costs (other than, but only if applicable, the one-half share of Loan Prepayments Costs payable by Seller if Seller elects to require a Prepayment pursuant to Section 1.9(f)(i) of this Agreement); (c) one-half of the fees and costs due Escrow Agent for its sale escrow services under this Agreement; (d) to the extent Seller is responsible for such costs for Sites located in the respective state pursuant to Schedule 5.6 attached to this Agreement, any state, county or local documentary, franchise or transfer taxes assessed on the conveyance by Seller to Buyer of the respective Site based the amount of the Allocated Purchase Price for such Site; (e) one-half of any Loan Assumption Fees applicable to any Loans being assumed as a part of the Closing, as provided in Section 1.9 above; (f) to the extent Seller is responsible for such costs for Sites located in the respective state pursuant to Schedule 5.6 attached to this Agreement, the cost of recording the Deeds; and (g) all other costs this Agreement expressly requires Seller to pay. At each Closing, with respect to the Sites that are the subject of such Closing, Buyer will pay (i) all title insurance costs and charges (other than the standard coverage insurance premium amounts paid by Seller as provided in subsection (a) above), including any costs for extended coverage, title endorsements, lender policies or other coverage requested by Buyer; (ii) the cost of any new or updated Survey obtained by Buyer; (iii) the cost of recording the Deeds and any other Closing Documents other than the amounts payable by Seller pursuant to Section 5.6(f) above; (iv) one-half of the fees and costs due Escrow Agent for its sale escrow services under this Agreement; (v) any state, county or local documentary, franchise or transfer taxes other than the amounts payable

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by Seller pursuant to Section 5.6(d) above; (vi) any then-unpaid Loan Assumption Costs and all Loan Prepayment Costs applicable to any Loans being prepaid as a part of the Closing, as provided in Section 1.9 above (other than any amount of Loan Prepayment Costs being paid by Seller pursuant to Section 5.6(b) above, if applicable); (vii) one-half of any Loan Assumption Fees applicable to any Loans being assumed as a part of the Closing, as provided in Section 1.9 above; and (viii) all other costs this Agreement expressly requires Buyer to pay. Except as otherwise expressly provided for in this Agreement, Seller and Buyer will each be solely responsible for and bear all of their own respective transaction costs and expenses, including without limitation all expenses of legal counsel, accountants, and other advisors and consultants incurred at any time in connection with pursuing or consummating the transaction contemplated by this Agreement. Any other closing costs and charges not specifically designated as the responsibility of either Party in this Agreement will be paid by the Parties with respect to each Site according to the usual and customary allocation/apportionment of such costs by Escrow Agent in the jurisdiction in which such Site is located. Buyer and Seller agree that there is little or no Personal Property included within the Property and no portion of the Purchase Price for any Site will be allocated or attributable to Personal Property.
Section 5.7.    Brokers. The Parties acknowledge the involvement in this transaction of (a) the “Seller’s Broker” named as such in the Summary of Terms (“Seller’s Broker”), whose commission if Closing occurs will be the responsibility of Seller pursuant to a separate agreement between Seller’s Broker and Seller. Except for Seller’s Broker, Buyer and Seller each state and confirm to the other that no broker, finder or comparable Person was utilized in arranging or bringing about this transaction and that there are no claims or rights for brokerage fees, commissions, finders’ fees, or comparable fees or compensation due to any other Person in connection with the transactions contemplated by this Agreement. If any other Person asserts a claim for a commission, fee or other compensation based upon any contact, dealings or communication with Buyer or Seller, then the Party through whom such Person makes its claim will indemnify, defend and hold harmless the other Party from such claim and any and all costs, damages, liabilities or expenses (including without limitation, reasonable attorneys’ fees and disbursements) incurred by the other Party in connection with such claim. This Section 5.7 is intended only to set forth the agreements of the Parties and in no event shall Seller’s Broker be deemed to be a third-party beneficiary of, or have any rights or obligations under, this Agreement. The provisions of this Section will survive the Closing or any earlier termination of this Agreement.
Section 5.8.    Bulk Sales Laws. The Parties acknowledge their belief that so-called “bulk sales laws” or similar Laws should generally not be applicable to the transactions contemplated under this Agreement. Notwithstanding the foregoing, if (a) any such “bulk sales laws” or similar Laws are determined by a Governmental Authority to be applicable to the purchase and sale of any Sites that are subject to the jurisdiction of such Governmental Authority, and (b) any taxes or penalties are assessed against or imposed upon Buyer by such Governmental Authority as a result of such Governmental Authority’s final determination that the Parties failed to comply with such applicable “bulk sales laws” or similar Laws, then Seller will, within thirty (30) days of receiving a demand therefor from Buyer accompanied by reasonable supporting documentation, indemnify and hold harmless Buyer from and against the assessment or imposition of such taxes or penalties upon Buyer. The provisions of this Section will survive the Closing.
Section 5.9.    JV Interest.

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(a)    If required by Buyer, Buyer may obtain, at Buyer’s sole cost and expense prior to acquiring the JV Interest, such UCC, judgment, lien, litigation or bankruptcy searches or other customary investigations as Buyer may desire with respect to the JV Company and the JV Subsidiaries. If any matters are revealed by such searches or other diligence activities of Buyer that would either (x) preclude a commercially reasonable buyer from acquiring the JV Interest or (y) render the representations and warranties contained in Section 4.1(p) inaccurate in any respect that would preclude a commercially reasonable buyer from acquiring the JV Interest, Buyer will promptly so advise Seller. Promptly thereafter, unless Buyer otherwise agrees in Buyer’s sole discretion, Seller will, in Seller’s sole discretion, either (i) cure or remove any such matters; (ii) take such steps as may be required to allow the conveyance of the JV Sites to Buyer without Buyer having to acquire the JV Interest (and Buyer agrees to reasonably cooperate with Seller to effect such transactions, at no material out-of-pocket expense to Buyer), in which event such Sites may be designated as Delayed Closing Sites by Seller; or (iii) exclude the JV Interest from the Property being purchased and sold under this Agreement in the same manner as if the JV Interest were designated as a Supplemental Excluded Site pursuant to Section 1.6 above.
(b)    The conveyance of the JV Interest will be accomplished by the JV Selling Entity conveying the JV Interest to Buyer pursuant to, as applicable, an Instrument of Assignment and Transfer of Membership Interests in substantially the form attached as Exhibit H to this Agreement (a “Membership Interest Assignment”). Accordingly, the JV Sites will not be deeded to Buyer, and the other Closing Documents relating to such Site will be limited or revised accordingly. Closing prorations for the JV Interest will address the economic distributions related to the JV Interest rather than the actual income and expense of the underlying JV Sites. Seller will retain or close all existing bank accounts maintained by Seller for the JV Company and the JV Subsidiaries and as a general rule no cash or other “pre-Closing” assets of the JV Companies, nor the JV Subsidiaries, will be transferred or conveyed to Buyer if the same would not have been transferred or conveyed if Buyer was acquiring only the applicable JV Site. The provisions of this Agreement which, by their terms, are not directly applicable (or are only applicable on a limited basis) to the JV Interest or the JV Sites will be construed according to the foregoing general provisions, and the Parties agree to reasonably cooperate to provide an appropriate closing mechanism and process for the purchase of the JV Interest at the related Closing.
(c)    If a third-party liability claim is at Closing ongoing against, or is asserted after Closing against, the JV Company or any JV Subsidiary, with respect to an injury, event or other “occurrence” that occurred prior to Closing and continues to be covered after Closing by the commercial general liability insurance that was maintained by Seller or its Affiliates on behalf of such JV Company or JV Subsidiary, as applicable, prior to Closing, Seller will have the right to elect to manage, adjust and settle such claim to the extent any payment is reasonably anticipated by Seller to be made pursuant to such insurance notwithstanding the acquisition of the JV Interest by Buyer, provided that any final settlement of such claim will be subject to Buyer’s prior written consent, not to be unreasonably withheld, conditioned or delayed.
ARTICLE 6
DEFAULT; REMEDIES

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Section 6.1.    Default by Seller. If Seller fails to perform any obligation of Seller under this Agreement prior to or at any Closing and does not cure such failure (a) within five (5) Business Days after receipt of written notice from Buyer asserting such failure, if Seller fails to timely deliver Closing Documents or authorize Closing if and when required of Seller for Closing to occur under this Agreement, or (b) within fifteen (15) Business Days after receipt of written notice from Buyer asserting such failure, if Seller fails to perform any other obligation of Seller (any such failure, if not cured within such period, being a “Seller Default”), then Buyer will elect by giving written notice to Seller and Escrow Agent within thirty (30) days after the occurrence of such Seller Default, as Buyer’s sole and exclusive remedy against Seller, either to (i) terminate this Agreement, in which event Buyer shall receive a return of the Deposit, Seller shall reimburse Buyer for the actual, reasonable out-of-pocket third-party costs, not to exceed $5,500,000 in the aggregate, incurred by Buyer in performing due diligence for the transaction contemplated by this Agreement, and except for Obligations Surviving Termination, neither of the Parties will have any further liability or obligation under this Agreement, or (ii) to bring a suit for specific performance against Seller to compel Seller to convey the Property to Buyer as required under this Agreement; provided, however that as a condition precedent to Buyer’s pursuit of any action for specific performance, Buyer (x) must have fully and timely performed all of Buyer’s obligations and made all deliveries (other than the delivery of the balance of the Purchase Price) required to be performed or delivered on or before the Closing Date, (y) must maintain the full Deposit in escrow until and during the pendency of such action, and (z) must demonstrate to the court Buyer’s ability to fund on the Closing Date (and upon any subsequent award of specific performance of such conveyance) the full amount of the Purchase Price. Buyer shall be deemed to have elected to terminate this Agreement (as provided in Section 6.1(i) above) if Buyer does not deliver to Seller written notice of Buyer’s intent to file a cause of action for specific performance against Seller on or before thirty (30) days after such Seller Default, or having timely given Seller such notice, fails to file and serve Seller with a lawsuit asserting such cause of action within sixty (60) days after such notice. Unless otherwise expressly stated in this Agreement, Buyer specifically waives all other rights and remedies, including, without limitation, the right to damages other than the reimbursement of costs as expressly set forth in clause (i) above; provided, that if Seller in bad faith conveys the Property after the Effective Date to a third party in breach of this Agreement so as to frustrate the availability of the remedy of specific performance, then Buyer shall have the right to pursue a claim against Seller for actual damages caused to Buyer by such intentional breach of Seller, subject to the Maximum Amount set forth in Section 6.3(b).
Section 6.2.    Default by Buyer. If Buyer fails to perform any obligation of Buyer under this Agreement prior to or at any Closing and does not cure such failure (a) within (i) two (2) Business Days after receipt of written notice from Seller asserting such failure, if Buyer fails to timely pay or deposit any amount of money required to be paid or deposited by Buyer under this Agreement, or (ii) five (5) Business Days after receipt of written notice from Seller asserting such failure, if fails to timely deliver Closing Documents or authorize Closing if and when required of Buyer for Closing to occur under this Agreement, or (b) within fifteen (15) Business Days after receipt of written notice from Seller asserting any such failure, if Buyer fails to perform any other obligation of Buyer (any such failure, if not cured within such period, being a “Buyer Default”), then Seller will be entitled, as Seller’s sole and exclusive remedy against Buyer, to terminate this Agreement and receive the Deposit as Seller’s agreed and total liquidated damages by giving written notice of termination to Buyer and Escrow Agent within thirty (30) days after the occurrence of such Buyer Default. The Parties have agreed that Seller’s actual damages in the event of a Buyer Default would be extremely difficult or impracticable to determine. The Parties have therefore agreed that, considering all the facts and circumstances existing as of the Effective Date, the amount of the Deposit is a reasonable

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estimate of the damages that Seller would incur in the event of a Buyer Default. Each Party specifically confirms the accuracy of the statements made above and the fact that each Party was represented by counsel who explained, at the time this Agreement was made, the consequences of this liquidated damages provision.
Section 6.3.    Limitations on Liability.
(a)    Unless otherwise expressly stated in this Agreement (including with respect to Section 6.3(b) below), the provisions of Sections 6.1 and 6.2 above provide each Party’s sole remedies for any failure by the other Party to perform its respective obligations under this Agreement prior to or at the Final Closing, but will not limit any rights or remedies that either Party may have for a breach or default by the other Party after Closing with respect to those provisions of this Agreement, or those provisions of the Closing Documents, that are expressly stated to survive Closing. However, in no event will either Party be liable to the other Party for any consequential, indirect, special or punitive damages suffered by a Party as a result of any failure, breach or default, either before or after Closing, by the other Party under this Agreement or any of the Closing Documents, and each Party expressly waives any right to recover any consequential, indirect, special or punitive damages caused to such Party by the other Party.
(b)    Notwithstanding anything to the contrary set forth in this Agreement or any of the Closing Documents, if Closing occurs, then from and after Closing, as to all Closed Sites (i) Seller will have no liability whatsoever with respect to any Claims suffered or incurred by, asserted or assessed against, or imposed upon Buyer or any Buyer Party under or with respect to this Agreement, the Property, or any Closing Document, except to the extent (and only to the extent) that such Claims exceed $50,000.00 (the “Threshold Amount”); and (ii) in no event will the total aggregate liability of Seller and any Seller Parties for any or all Claims with respect to the entirety of the Property and the transactions contemplated by this Agreement and the Closing Documents exceed $50,000,000.00 (the “Maximum Amount”). Buyer shall not make any Claims or deliver any Claim Notice unless Buyer in good faith believes the Claims would exceed the Threshold Amount, and Buyer shall not seek or receive for such Claims any remedies or awards that individually or in the aggregate would exceed the Maximum Amount. The provisions of this Section 6.3(b) exclude any Claims by Buyer related to any express post-Closing obligations of Seller under Sections 5.4, 5.6. 5.7, or 5.8 of this Agreement, or any Claims by Buyer for any breach by Seller of any of the JV Interest Representations (as defined in Section 4.1(p) of this Agreement), for which Seller’s liability will not be limited by the Threshold Amount or the Maximum Amount.
Section 6.4.    CIM REIT Credit Support. CIM Real Estate Finance Trust, Inc., a Maryland corporation (“CIM REIT”), joins this Agreement for the sole purpose of providing credit support for certain obligations of Seller as, and only to the extent, expressly set forth in this Section. CIM REIT agrees that if Seller generally, or any one or more Selling Entities, are obligated to make a payment to Buyer for a Claim asserted by Buyer (a) under Section 4.5 of this Agreement, (b) under Section 6.1 of this Agreement, or (c) pursuant to any other provision of this Agreement, or provision of the Closing Documents, that is expressly stated to survive Closing, and Seller or any such Selling Entity fails to pay Buyer the amount determined to be such Person’s obligation to Buyer with respect to such Claim within thirty (30) days after the final determination of such Person’s responsibility for such Claim (such amount being a “Section 6.4 Claim Amount”), then within ten (10) Business Days of receiving a written demand for the payment of such Section 6.4 Claim Amount from Buyer (which demand must be given by Buyer to CIM REIT in care of Seller at the notice addresses specified for Seller in this Agreement), CIM REIT will cause such Person’s obligation with respect

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to such Section 6.4 Claim Amount under the Agreement to be satisfied by paying or causing to be paid such Section 6.4 Claim Amount to Buyer; provided, however, that the aggregate liability of CIM REIT for all Claims under this Section 6.4 shall not in any event exceed the Maximum Amount, unless the Maximum Amount is not applicable to such Claims as expressly provided in the last sentence of Section 6.3(b) of this Agreement. CIM REIT’s obligations under this Section 6.4 as to any Claim will expire on the date that is the latest to occur of (a) the Expiration Date applicable to such Claim, (b) if any Claim is properly asserted by Buyer against Seller prior to the Expiration Date, the Claim Bar Date applicable to such Claim, or (c) if any action is properly filed by Buyer and duly served upon Seller prior to the Claim Bar Date applicable to such Claim, final resolution of the action applicable to such Claim. CIM REIT confirms that each Seller Entity is an indirect subsidiary of CIM REIT, that CIM REIT expects to realize a material benefit from the Closing of the transactions contemplated by this Agreement, and that accordingly CIM REIT will derive sufficient consideration from such transactions to support CIM REIT’s obligations under this Section 6.4.
Section 6.5.    Authority of Advisor. Each Selling Entity is either a “manager-managed” Delaware limited liability company (“LLC”) or a Delaware limited partnership (“LP”) which has an LLC as its sole general partner (“GP”). CIM Real Estate Finance Management, LLC, a Delaware limited liability company (“Advisor”) is the “manager” of each Selling Entity that is an LLC and of each GP. By executing this Agreement below, each Selling Entity acknowledges and agrees that Advisor, either in its own name or by and through any officer, manager or agent thereof (each, an “Advisor Authorized Person”), shall be and hereby is authorized, empowered and directed in all respects to (a) make, give, enter into, or execute any consents, approvals, designations, notices, or other decisions or agreements by, for and on behalf of Seller and any of the Selling Entities that are contemplated by, related to or in furtherance of the transactions contemplated by this Agreement, (b) to receive and accept any notices, service of process, consents, approvals, designations, notices, or other decisions or agreements made, given, entered into, or executed by, for and on behalf of Buyer that are contemplated by, related to or in furtherance of the transactions contemplated by this Agreement, and (c) to take any other lawful actions as contemplated by, related to or in furtherance of the transactions contemplated by this Agreement by, for and on behalf of Seller and any of the Selling Entities. Without limiting the foregoing, Seller and each Selling Entity agree that (i) any notice relating to Seller generally or any particular Selling Entity properly given by Buyer pursuant to the notice provisions of this Agreement will be effective as notice to Seller and each such Selling Entity affected by such notice, and (ii) Advisor will accept any notice of default, Claim Notice, service of process, or other such official notice for and on behalf of Seller and each Selling Entity affected by such notice at the notice address specified for Seller in this Agreement, without any need for Buyer to serve or deliver notice or process in any other manner or to any other location. Buyer agrees to use commercially reasonable efforts to identify which Sites or Selling Entities are affected by any such notice or service, to the extent relating to less than all Sites or Selling Entities, but any failure by Buyer to do so accurately or at all will not limit or invalidate any such notice or service.
Section 6.6.    Survival. The terms, provisions and limitations of this Article 6 will survive Closing or any earlier termination of this Agreement.
ARTICLE 7
MISCELLANEOUS
Section 7.1.    Notices. Any notices required or permitted to be given under this Agreement must be given in writing and delivered to the recipient’s notice address as provided in this Agreement

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either (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by a commercial overnight courier that guarantees next Business Day delivery and provides a delivery confirmation to the sender, or (d) by email; provided, that any emailed notice purporting to either terminate this Agreement or provide notice of an asserted failure, breach or default by the other Party must be followed by a hard copy thereof given within one (1) Business Day thereafter that is delivered in accordance with one of the preceding subsections (a)-(c), unless receipt of such hard copy is expressly waived by a reply email from the recipient Party in response to such notice email. The notice addresses for the Parties are as set forth in the Summary of Terms. Either Party may specify a different or additional domestic (United States) notice address for itself as such Party may from time to time desire by giving notice thereof in writing as provided above to the other Party. If sent by email, a notice shall be deemed given upon the date when such email is transmitted by the sending Party to the receiving Party’s notice address, and shall be deemed received on that same date unless such notice is transmitted by the sender after 5:00 p.m. in the local time of the physical address of the receiving Party, in which case receipt by the receiving Party shall be deemed to be upon the next Business Day. If personally delivered, a notice shall be deemed given and received upon the date of such delivery. If sent by overnight courier service, a notice shall be deemed given upon the date of deposit with such courier and deemed received upon the date of delivery or refusal of delivery at the notice address. If sent by certified mail, a notice shall be deemed given and received on the fourth Business Day after deposit into the US Mail. Notices from or signed by the legal counsel for a Party will be equally effective as a notice from such Party itself.
Section 7.2.    Entire Agreement. This Agreement, together with the Exhibits and Schedules hereto, contains all agreements, representations, warranties and covenants made by Buyer and Seller and constitutes the entire understanding between the Parties with respect to the purchase and sale of the Property. All Exhibits and Schedules to this Agreement are fully incorporated as a part of this Agreement. Any prior correspondence, memoranda, letters of intent, or other agreements between the Parties, including without limitation any oral or written statements made by the Seller Parties or the Buyer Parties, are not binding on or enforceable against either Party, and are entirely superseded and replaced by this Agreement; provided, however, that any prior access, confidentiality, or non-disclosure agreement(s) between Seller and Buyer or any Buyer Party will remain of full force and effect and will not be superseded by this Agreement.
Section 7.3.    Confidentiality. (a)    Seller will be providing Confidential Information in connection with Buyer’s evaluation of the transaction and the Property during the term of this Agreement, and Buyer will obtain additional Confidential Information pursuant to Buyer’s due diligence investigations of and regarding the Property and Tenants. Buyer agrees to keep the Confidential Information strictly confidential and shall not disclose, permit the disclosure of, release, disseminate or transfer, whether written or orally or by any other means, such Confidential Information, in whole or in part, in any manner; provided, however, that the Buyer Parties may make such limited disclosures, strictly on a “need-to-know” basis, to and among the Buyer Parties as may reasonably be required in connection with Buyer’s evaluation of the Property. Buyer agrees that the other Buyer Parties must be informed by Buyer of the confidential nature of the Confidential Information and must be required by Buyer to treat the Confidential Information in confidence as required under this Agreement. Buyer will be responsible for ensuring the compliance of all Buyer Parties with the terms of this Agreement. Buyer will take all appropriate measures to safeguard the confidentiality and avoid any disclosure of Confidential Information to any unauthorized Person by Buyer or the Buyer Parties. No license is granted, directly or indirectly, to any of the Confidential Information. If this Agreement is terminated prior to Closing, then except as provided in Section

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2.1(c) above, Buyer will destroy, and cause each of the Buyer Parties to destroy, all materials containing Confidential Information. Notwithstanding the foregoing, (a) to the extent required by a Buyer Party’s customary internal policies or other legal requirements applicable to such Buyer Party, such Buyer Party may retain a copy of Confidential Information solely to satisfy such requirements, provided that such Buyer Party must otherwise strictly maintain the confidentiality thereof; and (b) a Buyer Party may disclose Confidential Information to the extent required to be disclosed pursuant to court order or subpoena, but only after such Buyer Party has notified Seller of any request, court order or subpoena seeking or requiring disclosure of Confidential Information and has given Seller the reasonable opportunity to appeal or challenge the same. Buyer agrees that money damages would not be a sufficient remedy for any breach of the confidentiality provisions of this Agreement by Buyer or any Buyer Parties and Seller will be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach. The confidentiality covenants and obligations set forth in this Agreement will survive for a period of (i) one (1) year after any termination of this Agreement prior to the Initial Closing, as to all Confidential Information, or (ii) if the Initial Closing occurs, then one (1) year after the Final Closing as to all Confidential Information relating to Seller or any Seller Parties, but with no further confidentiality obligation after each Closing as to Confidential Information relating solely to the Sites included in such Closing.
(b)    Buyer may, in connection with the transactions contemplated by this Agreement, provide to Seller or other Seller Parties information that is confidential, proprietary or otherwise not available to the public, including, without limitation, the contents and provisions of this Agreement and the amount of consideration being paid by Buyer for the Property (the “Buyer Protected Information”). Seller agrees to keep the Buyer Protected Information strictly confidential and shall not disclose, permit the disclosure of, release, disseminate or transfer, whether written or orally or by any other means, such Buyer Protected Information, in whole or in part, in any manner; provided, however, that the Seller Parties may make such limited disclosures, strictly on a “need-to-know” basis, to and among the Seller Parties as may reasonably be required in connection with the performance of Seller’s obligations under this Agreement. Seller agrees that the other Seller Parties must be informed by Seller of the confidential nature of the Buyer Protected Information and must be required by Seller to treat the Buyer Protected Information in confidence as required under this Agreement. Seller will be responsible for ensuring the compliance of all Seller Parties with the terms of this Agreement. Seller will take all appropriate measures to safeguard the confidentiality and avoid any disclosure of Buyer Protected Information to any unauthorized Person by Seller or the Seller Parties. No license is granted, directly or indirectly, to any of the Buyer Protected Information. If this Agreement is terminated prior to Closing, Seller will destroy, and cause each of the Seller Parties to destroy, all materials containing Buyer Protected Information. Notwithstanding the foregoing, (a) to the extent required by a Seller Party’s customary internal policies or other legal requirements applicable to such Seller Party, such Seller Party may retain a copy of Buyer Protected Information solely to satisfy such requirements, provided that such Seller Party must otherwise strictly maintain the confidentiality thereof; and (b) a Seller Party may disclose Buyer Protected Information to the extent required to be disclosed pursuant to court order or subpoena, but only after such Seller Party has notified Buyer of any request, court order or subpoena seeking or requiring disclosure of Buyer Protected Information and has given Buyer the reasonable opportunity to appeal or challenge the same. Seller agrees that money damages would not be a sufficient remedy for any breach of the confidentiality provisions of this Agreement by Seller or any Seller Parties and Buyer will be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach. The confidentiality covenants and obligations set forth in this Agreement will survive for a period of (i) one (1) year after any termination of this Agreement prior to the Initial Closing, as to all Buyer Protected Information, or (ii) if the Initial

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Closing occurs, then one (1) year after the Final Closing as to all Buyer Protected Information relating to Buyer or any Buyer Parties, but with no further confidentiality obligation after each Closing as to Buyer Protected Information relating solely to the Sites included in such Closing. Notwithstanding anything to the contrary contained in this Section 7.3(b), the Parties agree that “Buyer Protected Information” shall not include any material or information that was or becomes known or available to Seller or any Seller Parties, free of any other confidentiality obligations, outside of this Agreement or the activities of Seller or such Seller Parties pursuant to this Agreement.
(c)    For clarity, the Parties agree that the foregoing provisions shall not limit or preclude (i) the disclosures regarding this Agreement that are expressly permitted pursuant to Section 7.21 below; (ii) any disclosure by a Party of the Allocated Purchase Price for a Site to the extent required pursuant to an official filing required for or in connection with the recordation of the Deed for such Site; (iii) any disclosure of the terms of this Agreement by a Party to the Broker; or (iv) any disclosure of the terms of this Agreement by a Party to a Tenant or such Tenant’s Affiliates to the extent reasonably necessary for purposes of addressing any ROFR pursuant to Section 1.4 of this Agreement, or to a Lender or such Lender’s Affiliates to the extent reasonably necessary for purposes of addressing any Loan Assumption pursuant to Section 1.9 of this Agreement. The terms of this Section 7.3 supersede and replace all provisions to the contrary in any other confidentiality agreements entered into by the Parties in connection with the transactions contemplated hereby.
Section 7.4.    Time. Time is of the essence in the performance of each of the Parties’ respective obligations under this Agreement; provided, however, that if a deadline or date for performance, or for the giving or receipt of a notice, falls on a day that is not a Business Day, such deadline or date shall be deemed extended to the next Business Day.
Section 7.5.    Attorneys’ Fees. In addition to the remedies provided in Article 6 above, if there is any litigation, action or other proceeding between the Parties (“Action”) to enforce any provisions or rights arising under or in connection with this Agreement or the Closing Documents, the Party that is determined to have prevailed in such Action will also be entitled to an award against the non-prevailing Party for all costs and expenses, including but not limited to reasonable attorneys’ fees, reasonably incurred by the prevailing Party in connection with the prosecution or defense of such Action. The provisions of this Section will survive Closing or any earlier termination of this Agreement.
Section 7.6.    Merger of Obligations. Obligations and other provisions that are expressly provided in this Agreement to survive or be performed after the Closing will not merge with the transfer of legal title to the Property but will remain in effect until fulfilled or expired per their terms; all other obligations of the Parties will merge with and be extinguished upon the transfer of legal title to the Real Property to Buyer at Closing. To the extent an applicable obligation or provision relates to a specific Site or Sites, such time will be measured from the date the Closing for such Site(s) occurs; otherwise such references to the Closing will mean the Final Closing.
Section 7.7.    Assignment. Subject to the provisions of this Section, Buyer may, by written notice given to Seller not less than fifteen (15) Business Days prior to the subject Closing, assign Buyer’s right to receive the conveyance of any Site or Sites under this Agreement to one or more Permitted Assignees. Buyer’s rights and obligations under this Agreement are not otherwise transferable, assignable or delegable, directly or indirectly, without the prior written consent of Seller, which consent may be given or withheld in Seller’s sole and absolute discretion. Any transfer,

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assignment or delegation (to a Permitted Assignee or otherwise) must be made pursuant to a written agreement meeting the requirements of this Section, which agreement will include (without limitation) provisions stating that (a) the transfer, assignment or delegation does not release, diminish or otherwise affect the obligations of the original Buyer under this Agreement, including the original Buyer’s obligations to pay the Purchase Price at Closing and to indemnify Seller and the other Seller Parties in accordance with the terms hereof; and (b) the Permitted Assignee (or other approved transferee, assignee or delegee) expressly agrees for the benefit of Seller and the Seller Parties that (i) such Person is assuming all obligations of the original Buyer under this Agreement, other than obligations relating solely to any Site(s) not being acquired by such Person (if any); and (ii) the conveyance of the Site or Sites to such Person will be subject to all of the terms, provisions, conditions and limitations set forth in this Agreement to the same extent as if such Person was the original Buyer executing this Agreement. Seller will not be obligated to assume any additional cost, liability or obligation as a result of any transfer, assignment or delegation by Buyer pursuant to this Section. Any attempted transfer, assignment or delegation by Buyer in contravention of this Section will be null and void. Subject to the limitations described herein, this Agreement will inure to the benefit of and be binding upon the Parties and their respective successors and assigns.
Section 7.8.    1031 Exchange. Each Party may structure its acquisition or sale, as applicable, in whole or in part, as part of a like-kind exchange under Section 1031 of the Code. Each Party will reasonably cooperate with the other (at no cost or liability to the cooperating Party) in effectuating such a like-kind exchange, including signing such documents as may be reasonably and customarily necessary to acknowledge such exchange; provided, however, that (a) the Closing will not be delayed thereby, (b) the exchanging Party will not be released from any liability or obligation under this Agreement, and (c) the cooperating Party will not incur any additional liability or undertake any additional obligation as a result of any such like-kind exchange. The Party employing the like-kind exchange structure will pay all costs and expenses associated with effectuating such exchange.
Section 7.9.    Governing Law; Jurisdiction and Venue. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA, BEING THE LOCATION OF SELLER, EXCEPT AS TO REAL PROPERTY MATTERS DIRECTLY RELATED TO A SINGLE INDIVIDUAL SITE AND WHICH MUST NECESSARILY BE GOVERNED BY THE LAWS OF THE STATE IN WHICH THE RESPECTIVE REAL PROPERTY OF SUCH SITE IS LOCATED (the “Property State”), WHICH MATTERS AS TO A SPECIFIC SITE WILL BE GOVERNED BY THE LAW OF THE RESPECTIVE PROPERTY STATE FOR SUCH SITE. For the purposes of any suit, action or proceeding involving this Agreement, each Party expressly submits to the jurisdiction of all federal and state courts sitting in the State of Arizona and consents that any order, process, notice of motion or other application to or by any such court or a judge thereof may be served within or without such court’s jurisdiction by registered mail or by personal service, provided that a reasonable time for appearance is allowed, and each Party agrees that such courts will have jurisdiction over any such suit, action or proceeding commenced by any Party. Each Party irrevocably waives any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any federal or state court sitting in the State of Arizona and further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The foregoing provisions are not intended to establish the State of Arizona as the exclusive forum for any suit, action or proceeding involving this Agreement, but merely to

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establish the consent and agreement of each Party to such non-exclusive jurisdiction and venue in the event of any contest or dispute over such matters.
Section 7.10.    Waiver of Trial by Jury. TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW, EACH PARTY WAIVES, IRREVOCABLY AND UNCONDITIONALLY, TRIAL BY JURY IN ANY ACTION BROUGHT ON, UNDER OR BY VIRTUE OF OR RELATING IN ANY WAY TO THIS AGREEMENT, ANY OF THE CLOSING DOCUMENTS, THE PROPERTY, OR ANY CLAIMS OR ACTIONS PERTAINING TO ANY OF THE FOREGOING.
/s/ MS                            /s/ MRP
Seller Initials                        Buyer Initials

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Section 7.11.    Interpretation of Agreement. The Article, Section and other headings of this Agreement are for convenience of reference only and shall not be construed to affect the meaning of any provision contained in this Agreement. Where the context so requires, (a) the use of the singular shall include the plural and vice versa and the use of the masculine shall include the feminine and the neuter; (b) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and (c) the words “including” and “include” and other words of similar import will be deemed to be followed by the phrase “without limitation.” All monetary amounts expressed in “dollars” or designated by a “$”, “USD” or “US$” symbol or abbreviation refer to a monetary amount payable within the United States in the current lawful, dollar-denominated official currency of the United States of America. The terms and provisions of this Agreement represent the result of negotiations by the Parties, and each Party has been represented by counsel of, and to the extent of, such Party’s own choosing, and neither Party has acted under any duress or compulsion, whether legal, economic or otherwise. Consequently, the terms and provisions of this Agreement shall be interpreted and construed in accordance with their usual and customary meanings, and the Parties each waive the application of any rule of law that might otherwise be applicable that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the Party that prepared (or whose attorney prepared) the executed Agreement or any earlier draft of this Agreement or the provision in question.
Section 7.12.    Amendments; No Waiver. No modification, waiver, amendment or discharge of or under this Agreement will be valid unless contained in a writing signed by the Party against whom enforcement is sought. No waiver by Seller or Buyer of a breach of any of the terms, covenants or conditions of this Agreement will be construed or held to be a waiver of any succeeding or preceding breach of the same or any other term, covenant or condition contained in this Agreement.
Section 7.13.    No Recording. Neither this Agreement nor any memorandum or short form thereof may be recorded by Buyer or any Buyer Party. Any such recording of this Agreement or a memorandum or short form hereof by Buyer or any Buyer Party will constitute an immediate Buyer Default under this Agreement, and in addition to Seller’s other remedies therefor, Seller may conclusively establish the complete release and removal of such recorded document simply by recording a copy of this provision of this Agreement.
Section 7.14.    No Third Party Beneficiary. Except as may be expressly stated herein, the provisions of this Agreement do not and are not intended to benefit any third parties.
Section 7.15.    Severability. If, in any action to enforce this Agreement, any one or more of the covenants, agreements, conditions, provisions, or terms of this Agreement is, in any respect or to any extent (in whole or in part), held to be invalid, illegal or unenforceable for any reason, all remaining portions thereof that are not so held, and all other covenants, agreements, conditions, provisions, and terms of this Agreement, will not be affected by such holding, but will remain valid and in force to the fullest extent permitted by law.
Section 7.16.    Drafts Not an Offer. The submission of a draft of this Agreement by one Party to another is not intended by either Party to be an offer to enter into a legally binding contract with respect to the purchase and sale of the Property. The Parties will not be legally bound in any manner with respect to a purchase and sale of the Property unless and until each of Seller and

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Buyer have duly executed this Agreement and the Parties have delivered that fully executed Agreement to Escrow Agent.
Section 7.17.    Consent Standards. Unless expressly provided otherwise in this Agreement, any consent, determination, election or approval required to be obtained, or permitted to be given, by or on behalf of either Party under this Agreement will be given, withheld or made (as the case may be) by such Party in the exercise of such Party’s commercially reasonable discretion and within a commercially reasonable period of time.
Section 7.18.    Counterparts; Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together will constitute one and the same Agreement. Signatures to this Agreement sent by email (including “.pdf”), or delivered by other electronic means will be valid and effective to bind the Party so signing. Each Party agrees to promptly deliver a “hard copy” of this Agreement bearing such Party’s original manual ink signature to the other Party upon request, but a failure to do so will not affect the enforceability of this Agreement.
Section 7.19.    Exculpation. In no event whatsoever will any Seller Parties or Buyer Parties have any recourse with respect to this Agreement or any of the Closing Documents against, and no liability will be asserted with respect to this Agreement or any Closing Documents against, any of Seller’s or Buyer’s respective members, partners, shareholders, trustees, employees, agents, directors, officers, or other owners, principals, representatives, or Affiliates, or the respective constituents thereof (collectively, the “Exculpated Persons”), and in no event whatsoever will any of the Exculpated Persons have or be deemed to have undertaken or assumed any personal liability for any obligations entered into by Seller or Buyer, as applicable, under this Agreement or any of the Closing Documents, and regardless of whether any such Persons negotiated or executed this Agreement or any of the Closing Documents on behalf of either Seller or Buyer, as applicable.
Section 7.20.    Allocation of Post-Closing Liability. Subject to any obligations and liabilities that this Agreement may expressly allocate to the contrary, the Parties agree that, as between Buyer and Seller, after the Closing of a subject Site (a) Seller (rather than Buyer) will remain liable for obligations asserted by or owed to third parties with respect to events that occurred during, and undertakings, acts, and omissions of Seller during, Seller’s ownership or operation of such Site prior to the Closing, and (b) Buyer (rather than Seller) will be liable for obligations asserted by or owed to third parties with respect to events that occur during, and undertakings, acts or omissions of Buyer during, Buyer’s ownership or operation of such Site on and after such Closing. The Parties expressly agree that the provisions of this Section will not apply to allocate to Seller (i) any Claim asserted by or on behalf of any Tenant after Closing to the extent such Claim relates to or arises from the physical or environmental condition of or about any Site, regardless of whether such condition is determined to have existed prior to Closing, or (ii) any Claim asserted by a Tenant after Closing that was not expressly asserted or reserved in the Estoppel Certificate delivered by such Tenant for the Closing pursuant to Section 5.2 above. The Parties will each promptly advise the other of any such matters asserted against one Party that such Party reasonably believes should be the responsibility of the other Party, and the non-responsible Party will reasonably cooperate with the responsible Party (at no material expense to the non-responsible Party) to promptly address any such matters that may be so asserted. The provisions of this Section are intended solely to apply between Buyer and Seller and do not and are not intended to inure to or benefit any third parties. The provisions of this Section shall survive the Closing. For clarity, the

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provisions of this Section 7.20 shall not limit any liability Seller may have under Section 5.2 for an inaccurate statement, representation or warranty set forth in a Seller Estoppel.
Section 7.21.    Public Disclosures. Neither Party will issue, or cause or permit its Affiliates to issue, any securities filing, press release or public statement with respect to the transactions contemplated by this Agreement that expressly names the other Party or any Affiliate of the other Party (a “Public Disclosure”) without the prior written consent of the other Party, which consent will not be unreasonably withheld, conditioned or delayed. If either Party desires to issue a Public Disclosure, then prior to any issuance such Party will give a copy of the proposed Public Disclosure to the other Party for its review, comment and approval. If no objection or comments are received from the other Party within three (3) Business Days after the other Party receives such proposed Public Disclosure for review, consent to such Public Disclosure shall be deemed given by the reviewing Party. Notwithstanding the foregoing, if a Party reasonably determines, in consultation with its legal counsel, that a Public Disclosure, including without limitation any filing by such Party or its affiliates with the Securities and Exchange Commission (the “SEC”), is reasonably required by applicable law or regulation (“Required”) with respect to the execution of this Agreement, then for such initial Required Public Disclosure (the “Initial Required Disclosure”) the other Party agrees to commence the foregoing review process prior to the Effective Date and conclude the same within one (1) Business Day after the Effective Date. If an additional Public Disclosure is Required subsequent to an Initial Required Disclosure filed by a Party after the execution of this Agreement (an “Additional Required Disclosure”), the filing Party may (but is not obligated to) obtain the review and consent of the other Party as aforesaid if, but only if, such Additional Required Disclosure both (a) is consistent with such Party’s standard practices in connection with filings by such Party or its Affiliates with the SEC or any stock exchange rule applicable to such Party or its Affiliates, and (b) does not include material information regarding this Agreement, the transactions that are the subject of this Agreement, or the Parties that was not disclosed as a part of such Party’s Initial Disclosures. The provisions of this Section shall survive the Closing or any earlier termination of this Agreement.
Section 7.22.    State-Specific Provisions. In order to give effect to certain provisions of state law that may be applicable to certain Sites, the provisions contained in this Section 7.22 are hereby incorporated into this Agreement and made a part hereof, but solely as regards, and solely applicable to, the Sites located in the respective State:
(a)    As to Sites located in Florida, Seller hereby notifies Buyer that Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon testing may be obtained from your county health department. The foregoing notification is provided pursuant to Section 404.056(6) of the Florida Statutes.
(b)    As to Sites located in South Carolina, Seller and Buyer both hereby acknowledge and agree that the Closing shall occur under the supervision of a lawyer licensed to practice in South Carolina (who may be an employee or other representative of Escrow Agent) and in accordance with all requirements of South Carolina law.
(c)    As to Sites located in Texas:

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(i)    The Parties acknowledge and agree that the ninety (90) day period establishing the Claim Bar Date as provided in Section 4.5 above is shorter than the time period set forth in Tex. Civ. Prac. & Rem. Code Ann. § 16.070 (Vernon 2012). To the fullest extent permitted by law, each Party relinquishes its rights under Section 16.070. In the event the ninety (90) day time period establishing the Claim Bar Date is held invalid or unenforceable by a court of competent jurisdiction, the Parties agree that: (x) the Claim Bar Date shall instead be the date that is two (2) years and one (1) day after the date of Closing; and (y) such holding shall not affect any other covenants, agreements, conditions, provisions or terms of Section 4.5 or this Agreement.
(ii)    The Parties acknowledge and agree that the provisions of Sections 3.2 and 3.3 of this Agreement are intended to supersede the rights and duties prescribed by the Uniform Vendor and Purchaser Risk Act, Texas Property Code Section 5.007.
(d)    As to Sites located in California:
(i)    Section 1542 Waiver. As a further part of the provisions of Section 2.5, but not as a limitation thereon, Buyer hereby agrees, represents and warrants that the matters released therein are not limited to matters which are known or disclosed. In this connection and to the extent permitted by law, Buyer hereby agrees, represents and warrants that Buyer realizes and acknowledges that factual matters unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses, liabilities and expenses which are presently unknown, unanticipated and unsuspected, and Buyer further agrees, represents and warrants that the waivers and releases therein have been negotiated and agreed upon in light of that realization and that, except as otherwise expressly provided in this Agreement, Buyer nevertheless hereby intends to release, discharge and acquit Seller from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses, liabilities and expenses which might in any way be included in the waivers and matters released as set forth in Sections 2.4 and 2.5 and this 7.22(d)(i) of this Agreement (the “Subject Provisions”). Buyer expressly waives any and all rights conferred upon it by the provisions of California Civil Code Section 1542, which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
The Subject Provisions are material and included as a material portion of the consideration given to Seller by Buyer in exchange for Seller's performance under this Agreement. Seller has given Buyer material concessions regarding this transaction in exchange for Buyer agreeing to the Subject Provisions. The Subject Provisions, including without limitation the release contained therein, shall survive the Closing and the delivery and recording of the Deed in perpetuity. Buyer has initialed this Section below to further indicate Buyer’s awareness and acceptance of each and every provision of the Subject Provisions.
/s/ MRP______ ________________
Buyer's Initials

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(ii)    Natural Hazard Disclosure. Buyer acknowledges that Seller may be required by California law to disclose if any of the Property lies within the following natural hazard areas or zones: (a) a special flood hazard area designated by the Federal Emergency Management Agency; (b) an area of potential flooding; (c) a very high fire hazard severity zone; (d) a wildland area that may contain substantial forest fire risks and hazards; (e) an earthquake fault or special studies zone; or (f) a seismic hazard zone. Buyer acknowledges and agrees that Seller has employed Escrow Agent (or an affiliate thereof) or another third party selected by Seller (the "Natural Hazard Expert") to examine the maps and other information specifically made available to the public by government agencies and has provided a natural hazard disclosure statement prepared by the Natural Hazard Expert (the “NHD Statement”) and the report of the Natural Hazard Expert (the “NHD Report”) containing the results of its examination to Buyer in writing prior to the Effective Date of this Agreement, and Buyer has signed and returned a copy of the NHD Statement to Seller. Buyer acknowledges and agrees that Buyer’s prior receipt of the NHD Statement and NHD Report as aforesaid fully and completely discharges Seller from its disclosure obligations referred to herein, and, for the purposes of this Agreement, the provisions of Civil Code Section 1103.4 regarding the non-liability of Seller for errors and/or omissions not within its personal knowledge shall be deemed to apply, and the Natural Hazard Expert shall be deemed to be an expert dealing with matters within the scope of its expertise with respect to the examination and written report regarding the natural hazards referred to above. Buyer further acknowledges and agrees that the matters set forth in the NHD Statement or NHD Report may change on or prior to Closing and that Seller has no obligation to update, modify, or supplement the NHD Statement or NHD Report.
/s/ MRP_______________________
Buyer's Initials
(iii)    Special Taxes Disclosure. Buyer acknowledges that Seller may be required by California law to disclose if any special taxes, improvement bonds, assessments, Mello-Roos Community Facilities Districts, or other such taxes or assessments (collectively, “Special Taxes”) affect the Property. Buyer acknowledges and agrees that Seller has employed Escrow Agent (or an affiliate thereof) or another third party selected by Seller (the "Special Tax Expert") to prepare or obtain appropriate disclosure reports, Notice of Special Tax documents, or other documentation (the “Special Tax Disclosures”) based upon information made available to the public by government agencies regarding Special Taxes affecting the Property. Buyer acknowledges and agrees that Seller has delivered the Special Tax Disclosures to Buyer in writing prior to the Effective Date of this Agreement, and that Buyer has signed and returned a copy of each “Notice of Special Tax” to Buyer. Buyer acknowledges and agrees that the Special Tax Disclosures previously delivered to Buyer as aforesaid fully and completely discharge Seller from any and all disclosure obligations relating to Special Taxes. Buyer further acknowledges and agrees that the matters set forth in the Special Tax Disclosures may change on or prior to Closing and that Seller has no obligation to update, modify, or supplement the Special Tax Disclosures.
/s/ MRP________________________
Buyer's Initials
(iv)    The provisions of Section 7.22(d)(i) through (d)(iii) of this Agreement will survive the Closing and the delivery and recording of the Deed in perpetuity. Buyer has initialed these Sections above to further indicate Buyer’s awareness and acceptance of each and every provision of each such Section of this Agreement.

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(v)    The following provisions are added to the end of Section 6.2 above:

THE AMOUNT PAID TO AND RETAINED BY SELLER AS LIQUIDATED DAMAGES PURSUANT TO THE FOREGOING PROVISIONS SHALL BE SELLER’S SOLE AND EXCLUSIVE REMEDY IF BUYER FAILS TO CLOSE THE PURCHASE OF THE PROPERTY. THE PARTIES HERETO EXPRESSLY AGREE AND ACKNOWLEDGE THAT SELLER’S ACTUAL DAMAGES IN THE EVENT OF A DEFAULT BY BUYER WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO ASCERTAIN AND THAT THE AMOUNT OF THE DEPOSIT REPRESENTS THE PARTIES’ REASONABLE ESTIMATE OF SUCH DAMAGES. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS SECTION 6.2, SELLER AND BUYER AGREE THAT THIS LIQUIDATED DAMAGES PROVISION IS NOT INTENDED AND SHOULD NOT BE DEEMED OR CONSTRUED TO LIMIT IN ANY WAY BUYER’S INDEMNITY OBLIGATIONS UNDER THIS AGREEMENT.

(e)    As to Sites located in Louisiana:
(i)If and to the extent used in this Agreement, and whether or not capitalized when so used, the terms “real estate” and “real property” shall include “immovable property” as that term is used in Louisiana law; the term “eminent domain” shall include “expropriation” as that term is used in Louisiana law; the term “personal property” shall include “movable property” as that term is used in Louisiana law; the term “county” shall include “parish” as that term is used in Louisiana law; the term “easement” shall include “servitude” as that term is used in Louisiana law; the term “receiver” shall include “keeper” as that term is used in Louisiana law; the term “fee estate” shall include “full ownership interest” as that term is used in Louisiana law; and the term “lien” shall include a “privilege” as that term is used in Louisiana law.
(ii)At Closing the Deed contemplated by Section 5.3(a)(i) above for any Site located in the State of Louisiana will be an Act of Cash Sale for such Site and will contain the following waivers, all of which the Parties agree will apply in addition to, and not in lieu of or limitation of, any of the releases, waivers, limitations of liability, or other provisions contained in this Agreement (and provided that, as applicable, the terms “Seller” and “Buyer” will be conformed to “Grantor” and “Grantee” or such comparable terms as may be contained in such Act of Cash Sale):
(A)    Buyer acknowledges and agrees that the Property is being sold by Seller to Buyer as is, where is, with all faults, and without any warranties (other than (i) the limited warranty of title as to Seller’s own acts only, and (ii) all representations, warranties and covenants of Seller set forth in the Purchase Agreement), express or implied, including, but not limited to, warranties of condition, fitness for a particular purpose or habitability. Buyer acknowledges and agrees that, except as otherwise provided in the Purchase Agreement, Seller has made no representation, warranty or guaranty, express of implied, oral or written, past, present of future, of, as to, or including: (a) the condition or state of repair of the Property, including, without limitation, any condition arising in connection with the generation, use, transportation, storage, release or disposal of hazardous substances (which includes all substances listed as such by applicable law, all pollutants or contaminants, whether harmful or not, petroleum and natural gas and their components and distillates, asbestos and naturally-occurring but harmful

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substances such as methane or radon) on, in, under, above, upon or in the vicinity of the Property; (b) the quality, nature, adequacy and physical condition of the Property, including but not limited to, the structural elements, environmental issues, wetlands issues, appurtenances, access, landscaping, parking facilities and the electrical, mechanical, plumbing, sewage, and utility systems and facilities; (c) the quality, nature, adequacy and physical conditions of soils and geology and the existence of ground water, including without limitation, soil compaction, grading and drainage; (d) the existence, quality, nature, adequacy and physical conditions of utilities serving the Property; (e) the development potential of the Property, its habitability, or the fitness, suitability or adequacy of the Property for any particular purpose; (f) the zoning of the Property; (g) the Property or its operations’ compliance with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions, and restrictions of any governmental or quasi-governmental entity or of any other person of entity; and (h) the quality of any labor and materials.

(B)    Buyer hereby acknowledges and declares reliance solely on its own inspection and evaluation of the Property and not on any warranties or representations, express or implied, from Seller, other than those representations and warranties explicitly contained in the Purchase Agreement. Any and all warranties (other than (i) the limited warranty of title as to Seller’s own acts only, and (ii) all representations, warranties and covenants of Seller set forth in the Purchase Agreement), express or implied, with respect to the Property, including but not limited to those related to the condition of the Property or fitness of the Property for a particular purpose, are hereby disclaimed by Seller and are hereby expressly waived by Buyer.

(C)    Buyer hereby expressly waives and renounces any and all rights in redhibition pursuant to Louisiana Civil Code Article 2520, et seq., the warranty imposed by Louisiana Civil Code Article 2475, and its ability to rescind the sale of the Property or seek a reduction in the Purchase Price for any reason whatsoever, and Buyer hereby releases Seller from any and all liability whatsoever in connection therewith.

(D)    Buyer acknowledges and agrees that Buyer has been afforded the opportunity to conduct and complete, and has conducted and completed, all inspections of the Property and all component parts thereof, as deemed necessary or advisable by Buyer, and Buyer hereby accepts the Property in its existing “AS IS” and “WHERE IS” condition, and this waiver and disclaimer of express and implied warranties of fitness and the condition of the Property has been taken into consideration and is reflected in the terms of the Purchase Price.

(E)    BUYER HEREBY ACKNOWLEDGES THAT: (I) THE FOREGOING WAIVERS AND DISCLAIMERS HAVE BEEN BROUGHT TO THE ATTENTION OF BUYER, (II) THE FOREGOING WAIVERS AND DISCLAIMERS HAVE BEEN READ AND ARE UNDERSTOOD BY BUYER, (III) THE AGREEMENT OF BUYER WITH AND TO ALL OF THE TERMS AND CONDITIONS OF THESE WAIVERS AND DISCLAIMERS IS AN INTEGRAL PART OF THIS AGREEMENT BETWEEN SELLER AND BUYER WITHOUT WHICH THIS AGREEMENT WOULD NOT HAVE BEEN ENTERED INTO BY SELLER, AND (IV) THE PURCHASE PRICE

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REFLECTS, AND TAKES INTO CONSIDERATION, THE FOREGOING WAIVERS AND DISCLAIMERS.

(F)    Nothing in this Disclaimer of Warranties shall limit or otherwise affect Seller’s representations, warranties or covenants provided in the Purchase Agreement, nor shall this Disclaimer of Warranty affect Buyer’s remedies related to a breach or misrepresentation thereof.

(f)    As to Sites located in the State of Michigan, the term “Laws” includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations, rulings, orders or decrees promulgated pursuant thereto: The Natural Resources and Environmental Protection Act, MCL §321.20101 (Act 451 of 1994, as amended).
(g)    As to Sites located in the State of Minnesota, the following representations and warranties are deemed added to Section 4.1 above:
(i)    To Seller’s knowledge, except as set forth in the Diligence Materials, there is no “well” (as defined in Minnesota Statutes § 1031.005, Subd. 21) located about the Sites.  Seller has delivered, or will prior to Closing deliver, to Purchaser any well disclosure statement required pursuant to Minnesota Statutes § 1031.235, Subd. 1(a).
(ii)    To Seller’s knowledge, except as set forth in the Diligence Materials, there is no “individual sewage treatment system” (as defined in Minnesota Statutes § 115.55, Subd. 1(g)) located about the Sites.  Seller has delivered, or will prior to Closing deliver, to Purchaser any individual sewage treatment system disclosure statement required pursuant to Minnesota Statutes § 115.55, Subd. 6.
(iii)    To Seller’s knowledge, except as set forth in the Diligence Materials, there has been no methamphetamine production on or about any portion of the Sites.  Seller has delivered, or will prior to Closing deliver, to Purchaser the statement required pursuant to Minnesota Statutes § 152.0275.
(iv)    To Seller’s knowledge, except as set forth in the Diligence Materials, there are no underground or aboveground storage tanks located on the Sites nor have the Sites contained any such tank that had any release.  This statement is intended to satisfy the requirements of Minnesota Statutes §116.48, Subd. 5.
(h)    As to Sites located in the State of Oregon, the following is added as a disclosure applicable solely to the Sites located in Oregon, and references in this disclosure paragraph to “Property” shall mean only the Sites located in the State of Oregon: THE PROPERTY DESCRIBED IN THIS INSTRUMENT MAY NOT BE WITHIN A FIRE PROTECTION DISTRICT PROTECTING STRUCTURES. THE PROPERTY IS SUBJECT TO LAND USE LAWS AND REGULATIONS THAT, IN FARM OR FOREST ZONES, MAY NOT AUTHORIZE CONSTRUCTION OR SITING OF A RESIDENCE AND THAT LIMIT LAWSUITS AGAINST FARMING OR FOREST PRACTICES, AS DEFINED IN ORS 30.930, IN ALL ZONES. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON TRANSFERRING FEE TITLE SHOULD INQUIRE ABOUT THE PERSON’S RIGHTS, IF ANY, UNDER ORS 195.300, 195.301 AND 195.305 TO 195.336 AND SECTIONS 5 TO 11, CHAPTER 424, OREGON LAWS 2007, SECTIONS 2 TO 9 AND 17, CHAPTER 855, OREGON LAWS 2009, AND SECTIONS 2 TO 7, CHAPTER 8, OREGON LAWS

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2010. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY THAT THE UNIT OF LAND BEING TRANSFERRED IS A LAWFULLY ESTABLISHED LOT OR PARCEL, AS DEFINED IN ORS 92.010 OR 215.010, TO VERIFY THE APPROVED USES OF THE LOT OR PARCEL, TO VERIFY THE EXISTENCE OF FIRE PROTECTION FOR STRUCTURES AND TO INQUIRE ABOUT THE RIGHTS OF NEIGHBORING PROPERTY OWNERS, IF ANY, UNDER ORS 195.300, 195.301 AND 195.305 TO 195.336 AND SECTIONS 5 TO 11, CHAPTER 424, OREGON LAWS 2007, SECTIONS 2 TO 9 AND 17, CHAPTER 855, OREGON LAWS 2009, AND SECTIONS 2 TO 7, CHAPTER 8, OREGON LAWS 2010.
[SIGNATURES COMMENCE ON THE NEXT PAGE]

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IN WITNESS WHEREOF, Buyer and Seller have caused this Agreement to be executed and delivered by their duly authorized representatives as of the Effective Date written above.
BUYER:

REALTY INCOME CORPORATION,
a Maryland corporation

By: /s/ Michael R. Pfeiffer
Name: Michael R. Pfeiffer
Title: Executive Vice President, Chief Administrative Officer, General Counsel

[BUYER SIGNATURE PAGE]

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IN WITNESS WHEREOF, Buyer and Seller have caused this Agreement to be executed and delivered by their duly authorized representatives as of the Effective Date written above.
SELLER:

EACH SELLING ENTITY SET FORTH ON SCHEDULE A ATTACHED HERETO WHICH IS A DELAWARE LIMITED LIABILITY COMPANY

By:	CIM Real Estate Finance Management, LLC,
a Delaware limited liability company,
its Manager

By: /s/ Mark Selman
Mark Selman
Vice President

ARCP UO PORTFOLIO III, LP

By:	ARCP GP UO Portfolio III, LLC
a Delaware limited liability company
its General Partner

By:	CIM Real Estate Finance Management, LLC,
a Delaware limited liability company
its Manager

By: /s/ Mark Selman
Mark Selman
Vice President

ARCP UO PORTFOLIO IV, LP

By:	ARCP GP UO Portfolio IV, LLC
a Delaware limited liability company
its General Partner

By:	CIM Real Estate Finance Management, LLC,
a Delaware limited liability company
its Manager

By: /s/ Mark Selman
Mark Selman
Vice President

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[SELLER SIGNATURE PAGE]

JOINDER BY CIM REIT

The undersigned joins in the execution of this Agreement solely to acknowledge its agreement to be bound by the provisions of Section 6.4 of this Agreement.

CIM REAL ESTATE FINANCE TRUST, INC.,
a Maryland corporation

By: /s/ Nathan D. DeBacker
Name: Nathan D. DeBacker
Title: Chief Financial Officer and Treasurer

[SELLER SIGNATURE PAGE - Continued]

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ESCROW AGENT’S ACCEPTANCE
The foregoing fully executed Agreement is accepted by the undersigned as the “Escrow Agent” under this Agreement this 3rd day of September, 2019. Escrow Agent accepts the engagement to handle the escrow established by this Agreement in accordance with the terms set forth in this Agreement.
FIRST AMERICAN TITLE INSURANCE COMPANY

By: /s/ Brandon Grajewski
Name: Brandon Grajewski
Title: Escrow Office

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EXHIBIT A
FORM OF OWNER’S TITLE CERTIFICATION
Each of the undersigned (each, an “Owner”) is the owner of an interest in the real estate assets (each, a “Premises”) described in the title insurance commitments set forth in Schedule 1 attached hereto (the “Commitments”) delivered by First American Title Insurance Company (the “Company”). In consideration of the Company issuing a policy of title insurance insuring such Owner’s respective Premises, each Owner certifies to the Company, with respect solely to its Premises, that to such Owner’s actual knowledge and except as may be disclosed by the respective Commitment:

1. Owner is the owner of, or has an ownership interest in, the Premises.

2. Owner’s possession of the Premises has been peaceable and undisturbed, and title to the Premises has never been disputed or questioned during Owner’s ownership of the Premises.

3. No proceedings in bankruptcy or receivership have been instituted by or against Owner within the last ten (10) years, and Owner has never made an assignment for the benefit of creditors.

4. There are no pending actions or proceedings against Owner relating to the Premises in any state or federal court in the United States nor are there any state or federal judgments or any federal liens of any kind or nature against Owner which now constitute a lien or charge upon the Premises.

5. The organizational documents of Owner are in full force and effect and no proceeding is pending for its dissolution or annulment; and all license, state franchise, and city corporation taxes, if applicable, due and payable by Owner have been or will timely be paid in full.

6. There are no unpaid and delinquent charges for taxes, water and/or sewer services, or other utilities, or unpaid and delinquent special assessments for items such as improvements for sidewalks, curbs, gutters, sewers, storm water assessments, etc., not shown as existing liens in the public records.

7. There are no delinquent bills or claims for labor, services performed or materials furnished or delivered for any alteration, repair, work, or new construction performed upon the Premises during the last six (6) months at the direction of Owner.

8. There are no unrecorded mortgages, chattel mortgages, conditional bills of sale, retention of title agreements, security agreements, agreements not to sell or encumber, or fixture financing statements of Owner which affect the Premises and will not be removed or paid off at closing.

Additionally, to induce the Company to issue the policy of title insurance with respect to its respective Premises before the conveyance instrument(s) under which the insured acquires an interest in such Premises is/are filed for record in the appropriate recording office(s), Owner agrees to promptly defend, remove, bond or otherwise dispose of any encumbrance, lien or adverse title matter which may arise or be filed against such Premises as a result of such Owner’s actions during the period of time between the date of the closing of the sale of such Premises to the insured

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and the date of recording of the conveyance documents (provided that such recording occurs within ten days of the Company’s receipt of such conveyance documents from such Owner).

Dated this ___ day of __________, 20___.

[ADD RESPECTIVE SIGNATURE BLOCKS]

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EXHIBIT B
DEED
[to be conformed to state customs and requirements]
WHEN RECORDED MAIL TO:
[_______________________________]
SPECIAL WARRANTY DEED
For and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, ___________________, a ____________________ (“Grantor”), hereby grants and conveys to ____________________, a _________________ (“Grantee”), the real property located in _________________________, legally described as:
See legal description set forth in Exhibit A attached and incorporated by this reference (the “Property”).
together with all right, title and interest of Grantor in and to all improvements located on the Property; all easements, if any, benefiting the Property; and all rights, benefits, privileges and appurtenances pertaining to the Property.
SUBJECT TO current real property taxes and all unpaid non-delinquent general and special taxes, bonds and assessments; all liens, covenants, conditions, reservations, rights, easements, interests, rights of way, and restrictions of public record; all leases and any other occupancy agreements in effect; all zoning ordinances and regulations and any other laws, ordinances or governmental regulations restricting or regulating the use, occupancy or enjoyment of the Property; and all matters visible upon or about the Property or that would be disclosed by an accurate survey of the Property.
TO HAVE AND TO HOLD the Property unto said Grantee and its successors and assigns forever, and Grantor will warrant and defend the title to the Property conveyed hereby unto said Grantee against the lawful claims and demands of all claiming by, through and under Grantor, but no other.
Dated this ___ day of _______________, 201__.

GRANTOR: By: Name: Title:

[ADD APPROPRIATE NOTARIAL ACKNOWLEDGMENT]

EXHIBIT A    LEGAL DESCRIPTION

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EXHIBIT C
ASSIGNMENT AND ASSUMPTION OF LEASE
THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this “Assignment “) is made as of the _____ day of _____________, 201__ (the “Assignment Date”), by and between ___________________, a _____________ (“Assignor”) and ________________________, a ______________ (“Assignee”).
WHEREAS, Assignor is transferring Assignor’s interest in and to the real property described on Exhibit A attached hereto (the “Site”) to Assignee as of the Assignment Date pursuant to an Agreement of Purchase and Sale dated as of ________, 201[ ] (the “Purchase Agreement”); and
WHEREAS, Assignor is presently the holder of the landlord’s interest under the lease listed on Schedule 1 attached hereto (including any amendments or supplements thereto, and any guaranty held by Assignor relating thereto, the “Lease”), which Lease affects the Site.
NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:
1.    Assignor hereby assigns and transfers to Assignee all of Assignor’s right, title and interest in, to and under the Lease arising from and after the Assignment Date, including without limitation all of Assignor’s right, title and interest in and to all rents payable under the Lease, and any other rights arising under the Lease, from and after the Assignment Date. Assignor hereby expressly reserves all rights to, and retains the right to enforce, any insurance, indemnity, or other claims or rights of Assignor under or with respect to the Lease or the Site arising or relating to Assignor’s ownership of the Site prior to the Assignment Date.
2.    Assignee hereby assumes and agrees to pay all sums and perform, fulfill and comply with all covenants and obligations that are to be paid, performed, fulfilled and complied with by the landlord under the Lease from and after the Assignment Date.
3.    This Assignment will inure to the benefit of and will be binding upon the parties hereto and their respective successors and assigns. This Assignment is executed and delivered pursuant to, and is subject to the applicable terms and conditions of, the Purchase Agreement.
4.    This Assignment will be governed by and construed in accordance with the laws of the State in which the Site is located applicable to contracts made and performed entirely therein.
5.    The parties agree that this Assignment may be executed by the parties in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be duly executed as of the Assignment Date written above.

ASSIGNOR: [ ], a(n) By: Name: Title:
ASSIGNEE: [ ], a(n) By: Name: Title:

EXHIBIT A    LEGAL DESCRIPTION

SCHEDULE 1 – DESCRIPTION OF LEASE

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EXHIBIT D
BILL OF SALE AND ASSIGNMENT OF INTANGIBLE PROPERTY
THIS BILL OF SALE AND ASSIGNMENT OF INTANGIBLE PROPERTY (this “Assignment”) is made as of the ____ day of _____________, 201__ (the “Assignment Date”), by and between _____________________, a _____________ (“Assignor”) and ________________________, a ________________ (“Assignee”).
WHEREAS, Assignor is transferring Assignor’s interest in and to the real property described on Exhibit A attached hereto (the “Site”) to Assignee as of the Assignment Date pursuant to an Agreement of Purchase and Sale dated as of ____________, 201__ (the “Purchase Agreement”); and
WHEREAS, Assignor desires to transfer to Assignee all of Assignor’s right, title and interest in and to any Personal Property and any Intangible Property (as such terms are defined in the Purchase Agreement) that relates to the Site.
NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:
1.Assignor hereby assigns, transfers and conveys to Assignee all of Assignor’s right, title and interest in and to any Personal Property that relates to the Site. BY ACCEPTANCE OF THIS ASSIGNMENT, BUYER ACKNOWLEDGES AND AGREES THAT BUYER (A) HAS INSPECTED THE PERSONAL PROPERTY TO ANY EXTENT DESIRED BY BUYER AND HAS SATISFIED ITSELF AS TO THE CONDITION OF SAME, AND (B) ACCEPTS THE PERSONAL PROPERTY AS IS, WHERE IS, AND WITH ALL FAULTS, WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESSED OR IMPLIED, FROM SELLER. SELLER EXPRESSLY DISCLAIMS ANY AND ALL EXPRESS OR IMPLIED WARRANTIES WITH RESPECT TO THE PERSONAL PROPERTY, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY AS TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.
2.Assignor hereby assigns, transfers and conveys to Assignee all of Assignor’s right, title and interest in and to any Intangible Property that relates to the Site. This Assignment shall not (a) operate to transfer any such Intangible Property to the extent that doing so could be construed as a breach or default with respect to any restrictions or limitations on assignment that may be contained therein, or (b) be construed as a representation or warranty by Assignor as to the transferability of the Intangible Property. Assignor shall have no liability to Assignee in the event that any or all of the Intangible Property (i) is not transferable to Assignee, (ii) is not transferred to Assignee as a result of the limitations set forth in this Assignment, or (iii) is canceled or impaired in any manner by reason of this Assignment or any acts of Assignee.
3.This Assignment is made by Assignor without recourse and without any express or implied representation or warranty of any kind, except as may be expressly set forth in the Purchase Agreement.

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4.This Assignment will inure to the benefit of and will be binding upon the parties hereto and their respective successors and assigns. This Assignment is executed and delivered pursuant to, and is subject to the applicable terms and conditions of, the Purchase Agreement.
5.This Assignment will be governed by and construed in accordance with the laws of the State in which the Site is located applicable to contracts made and performed entirely therein.
6.The parties agree that this Assignment may be executed by the parties in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.
IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be duly executed as of the Assignment Date written above.

ASSIGNOR: [ ], a(n) By: Name: Title:
ASSIGNEE: [ ], a(n) By: Name: Title:

EXHIBIT A     LEGAL DESCRIPTION

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EXHIBIT E
ASSIGNMENT AND ASSUMPTION OF CONTRACTS

THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS (this “Assignment”) is made as of the ____ day of _____________, 201__ (the “Assignment Date”), by and between _____________________, a _____________ (“Assignor”) and ________________________, a ________________ (“Assignee”).
WHEREAS, Assignor is transferring Assignor’s interest in and to the real property described on Exhibit A attached hereto (the “Site”) to Assignee as of the Assignment Date pursuant to an Agreement of Purchase and Sale dated as of ____________, 201__ (the “Purchase Agreement”); and
WHEREAS, Assignor is presently a party to the contracts listed on Schedule 1 attached to this Assignment (the “Contracts”) that affect the Site.
NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:
1.Assignor hereby assigns and transfers to Assignee all of Assignor’s right, title and interest in, to and under the Contracts arising from and after the Assignment Date. Assignor hereby expressly retains the right to enforce any indemnity, insurance or comparable obligations of the respective counterparties under the Contracts relating to claims or other events arising or occurring prior to the Assignment Date.
2.Assignee hereby assumes and agrees to pay all sums, and perform, fulfill and comply with all covenants and obligations that are to be paid, performed, fulfilled and complied with, in Assignee’s capacity as successor to Assignor, under the Contracts from and after the Assignment Date.
3.This Assignment will inure to the benefit of and will be binding upon the parties hereto and their respective successors and assigns. This Assignment is executed and delivered pursuant to, and is subject to the applicable terms and conditions of, the Purchase Agreement.
4.This Assignment will be governed by and construed in accordance with the laws of the State in which the Site is located applicable to contracts made and performed entirely therein.
5.The parties agree that this Assignment may be executed by the parties in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be duly executed as of the Assignment Date written above.

ASSIGNOR: [ ], a(n) By: Name: Title:
ASSIGNEE: [ ], a(n) By: Name: Title:

EXHIBIT A     LEGAL DESCRIPTION

SCHEDULE 1 – LIST OF ASSIGNED CONTRACTS

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EXHIBIT F
ESCROW INSTRUCTIONS
1.    Escrow Agent is authorized to take all appropriate action necessary to comply with this Agreement.
2.    All money payable under this Agreement prior to Closing will be paid to Escrow Agent, unless otherwise specified. All funds received by Escrow Agent will be deposited by Escrow Agent in a federally-insured account in a State or National Bank (FDIC insured) unless otherwise directed in writing by both Seller and Buyer. Escrow Agent may not commingle the Deposit with other funds held in its “trustees account”. Escrow Agent will invest the Deposit in an interest-bearing account meeting the above requirements. Any interest earned on the Deposit will belong to Buyer and be treated and reported as the income of Buyer (regardless of the ultimate disposition of the Deposit) and Buyer will be responsible for paying all taxes on any interest earned on the Deposit, which obligation will survive the Closing.
3.    Disbursement of funds from Escrow Agent to Seller or Buyer will be made by wire transfer. Unless otherwise specified by a Party, disbursement of any funds to any payee other than Seller or Buyer may be made by check of Escrow Agent. Escrow Agent will be under no obligation to disburse any funds represented by check or draft and no check or draft will be payment to Escrow Agent in compliance with any of the requirements hereof until it has commercially reasonable assurance that such check or draft has been or will be honored.
4.    Any Party seeking release or disbursement of the Deposit prior to Closing will make written demand therefor upon both Escrow Agent and the other Party. If Escrow Agent intends to release the Deposit to either Party pursuant to this Agreement (other than at Closing), then Escrow Agent will give the other Party not less than five (5) Business Days prior written notice of such fact and if Escrow Agent receives written notice during such five (5) Business Day period that such other Party objects to the release, then unless Escrow Agent concludes in its reasonable discretion that such objection is without merit under the applicable provisions of this Agreement, Escrow Agent will not release the Deposit and any such dispute will be resolved as provided herein. Escrow Agent will promptly notify both Parties of any actual release of the Deposit. All notices will be provided as required under the notice provisions of this Agreement.
5.    When this Agreement and all title requirements have been complied with (including without limitation all conditions set forth in any closing instructions agreed to by Escrow Agent), Escrow Agent will deliver, file or record in the appropriate public office all necessary documents, disburse all funds and instruct the Title Company to issue the appropriate title insurance policy(ies).
6.    Escrow Agent may for reasonable cause resign upon ten (10) days written notice to the Parties; provided that Escrow Agent will transfer the Escrow together with all documents and funds to an escrow agent acceptable to both Seller and Buyer, or if Seller and Buyer cannot agree upon an acceptable escrow agent, then Escrow Agent will have the right to resign and interplead all funds and documents to a court of competent jurisdiction.
7.    Escrow Agent may at its election, in the event of any conflicting demands made upon it concerning this Agreement where this Agreement does not clearly specify the course of action Escrow Agent is required to take, hold any money and documents deposited under this

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Agreement that are the subject of such conflict until it receives mutual instructions by all Parties or until a civil action will have been concluded in a court of competent jurisdiction, determining the rights of the Parties. In the alternative, in such situation Escrow Agent may, at its discretion, commence a civil action to interplead any conflicting demands to a court of competent jurisdiction.
8.    Escrow Agent will be entitled to rely upon any judgment, certification, demand or other writing delivered to it under this Agreement without being required to determine the authenticity or the correctness of any fact stated therein, the propriety or validity thereof, or the jurisdiction of a court issuing any such judgment. Escrow Agent may act in reliance upon (a) any instrument or signature believed to be genuine and duly authorized, and (b) advice of counsel in reference to any matter or matters connected therewith.
9.    Escrow Agent will have no liability whatsoever arising out of or in connection with its activity as escrow agent except in the case of its negligence or willful misconduct or a breach by Escrow Agent of these Escrow Instructions and Seller and Buyer jointly and severally agree to indemnify and hold harmless Escrow Agent from all loss, cost, claim, damage, liability and expenses (including reasonable attorneys’ fees) that may be incurred by reason of its acting as escrow agent unless caused by Escrow Agent’s negligence or willful misconduct or a breach by Escrow Agent of this Agreement.
10.    If escrow fails to close because of Seller’s default, Seller will be liable for any cancellation charges of Escrow Agent. If escrow fails to close because of Buyer’s default, Buyer will be liable for any cancellation charges of Escrow Agent. If escrow fails to close for any other reason, Seller and Buyer will each be liable for one-half of any cancellation charges of Escrow Agent.
11.    Escrow Agent will be “the person responsible for closing” the transaction pursuant to Internal Revenue Code Section 6045(e), including preparing and filing the applicable IRS Form(s) 1099-S in compliance with Section 6045(e). The provisions of these Escrow Instructions will survive the Closing or any earlier termination of this Agreement.

Agreement of Purchase and Sale
Coyote Portfolio

EXHIBIT G
FORM OF SELLER ESTOPPEL
SELLER’S ESTOPPEL CERTIFICATE

As of [            ], 2019, [SELLER] (“Seller”) makes the following representations concerning that certain Lease dated [        ] (“Lease”) by and between Seller, as landlord, and [        ], a [                ] (“Tenant”), and acknowledges and agrees that [            ], a Delaware limited liability company (“Buyer”), is acquiring the property located at [                        ] (“Leased Premises”), the legal description of which is attached to the Lease as Exhibit “A,” in material reliance on these representations:

a)    To Seller’s knowledge, the Lease sets forth the entire agreement between Seller and Tenant with respect to the Leased Premises.
b)    To Seller’s knowledge, the Lease is binding on Tenant, and Tenant has no offsets, claims, or defenses to the enforcement of the Lease.
c)    To Seller’s knowledge, the Lease is in full force and effect and has not been amended, modified, or assigned.
d)    To Seller’s knowledge, Tenant (i) has accepted possession of the Leased Premises, (ii) presently occupies it, and (iii) is paying rent on a current basis. Except as otherwise disclosed to Buyer prior to expiration of Buyer’s Diligence Period under that certain Agreement of Purchase and Sale dated September 3, 2019, no rentals or other amounts currently due and payable under the Lease by Tenant are unpaid and delinquent.
e)    Seller has received no written notice of default in the performance of its obligations under the Lease which has not been cured, nor any written notice of any breach by Seller under the Lease which has not been cured, nor any written notice of the occurrence of an event which, with the passage of time or the giving of Notice, or both, would constitute a default or breach by Seller under the Lease.
f)    Except as set forth in the Lease, to Seller’s knowledge, Tenant (i) has no option or other right to purchase all or any part of the Leased Premises, and (ii) has no right or interest with respect to the Leased Premises other than as Tenant under the Lease.
g)    To Seller’s knowledge, Tenant (i) is not in default in the performance of the Lease, and (ii) has not committed any breach thereof which has not been cured. To Seller’s knowledge, no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default or breach by Tenant. To Seller’s knowledge, no notice of default has been given to Tenant which default has not been cured.
h)    To Seller’s knowledge, (i) the commencement date of the Lease was «LEASECOMMENCE»; and (ii) the expiration date of the Lease shall be «LEASEXP». To

Agreement of Purchase and Sale
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Seller’s knowledge, Tenant has «NumOptions» - «YrOptions» year options to extend the term of the Lease at the rental set forth in the Lease.
i)    To Seller’s knowledge, Seller has not given Tenant written notice of any assignment, hypothecation, mortgage, or pledge of Seller’s interest in the Lease or the rents or other amounts payable thereunder. [NTD – This to be excluded for any Loan Site.]
j)    Whenever “Seller’s knowledge” is used in this Estoppel Certificate, it means “Seller’s knowledge, after due inquiry.”

[NAME OF SELLER]
a [ ]

By
Name:
Title:

Agreement of Purchase and Sale
Coyote Portfolio

EXHIBIT H
FORM OF MEMBERSHIP INTEREST ASSIGNMENT

ASSIGNMENT AND ASSUMPTION OF
LIMITED LIABILITY COMPANY MEMBERSHIP INTERESTS

THIS ASSIGNMENT AND ASSUMPTION OF LIMITED LIABILITY COMPANY MEMBERSHIP INTERESTS (“Assignment”) is entered into effective as of _________, 2019 (the “Assignment Date”), by and between ___________________, a ________________ (“Assignor”) and __________________________, a ________________ (“Assignee”).
RECITALS
A.    Assignor owns [all][89.9%] of the issued and outstanding limited liability company interests (the “Membership Interests”) in ________________, LLC, a Delaware limited liability company (“LLC”).
B.    Assignor or its Affiliates and Assignee or its Affiliates are parties to an Agreement of Purchase and Sale, dated as of ___________, 2019 (the “Purchase Agreement”). Capitalized terms used and not defined in this Assignment shall have the meanings given such terms in the Purchase Agreement.
C.    In accordance with the Purchase Agreement, Assignor desires to assign, transfer, and convey to Assignee all of Assignor’s right, title and interest in, to and of the Membership Interests.
D.    Assignee desires to accept the assignment described in Recital C. above.
AGREEMENT
In consideration of the mutual covenants and undertakings set forth in this Assignment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:
1.    Assignment and Assumption of Membership Interests. Assignor hereby absolutely and unconditionally assigns, transfers and conveys all of Assignor’s right, title and interest in and to the Membership Interests to Assignee, free and clear of any liens, pledges, mortgages, security interests or other encumbrances of any nature whatsoever created or suffered by Assignor upon the Membership Interests (but subject to any Permitted Exceptions encumbering the Site(s) owned by the LLC). The Membership Interests represent all of Assignor’s right, title and interest in and to the LLC and will include, without limitation, all rights associated therewith to the extent arising out of or relating to events occurring on or after the Assignment Date. This Assignment is a present assignment, is effective immediately on the Assignment Date, and is not conditioned upon the occurrence of any event or contingency. Assignee hereby accepts the foregoing assignment of such Membership Interests and hereby assumes and agrees to be bound by all of the duties, obligations and liabilities of Assignor with respect to such Membership Interests that arise out of or relate to events occurring on or after the Assignment Date. Assignor shall

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defend, indemnify and hold harmless Assignee from and against any Claims arising from, or relating to, the ownership of the Membership Interests that arise out of or relate to events occurring on or prior to the Assignment Date.
2.    Admission and Withdrawal.
(a)    By reason of the assignment effected pursuant to Section 1 above, as of the Assignment Date (i) Assignee is hereby admitted as the substituted Member of the LLC pursuant to that certain Limited Liability Company Agreement of ARCP/GRD BioLife Portfolio I, LLC dated June 24 2014 (as amended by that certain: (1) First Amendment to Limited Liability Company Agreement dated November 21, 2014, and (2) Second Amendment to Limited Liability Company Agreement dated March 12, 2015, the “LLC Agreement”), (ii) Assignee shall have Approval Rights (as defined in the LLC Agreement) with respect to the Membership Interests, and (3) upon such admission, Assignee hereby appoints Realty Income Corporation, a Maryland corporation, as the manager of the LLC in accordance with the terms of the operating agreement of the LLC; and (iii) Assignor hereby fully and completely withdraws as the member of LLC and resigns as the manager of the LLC.
(b)    Assignor and Assignee will cause the books of the LLC to be closed as of the Assignment Date so that all operations prior to the Assignment Date shall be allocated to the Assignor in accordance with the terms of the operating agreement of the LLC. Subject to the terms of the Purchase Agreement (e.g., in regard to prorations), any cash held in the accounts of the LLC as of the Assignment Date shall belong and be distributed to Assignor on or prior to the Assignment Date in accordance with the terms of the operating agreement of the LLC. Assignee shall have no right in or to any accounts maintained prior to the Assignment Date by or on behalf of the LLC.
3.    Assignor and Assignee agree to execute any documents or other instruments necessary to effective the assignment contemplated hereby.
4.    This Assignment will inure to the benefit of and will be binding upon the parties hereto and their respective successors and assigns. This Assignment is executed and delivered pursuant to, and is subject to the applicable terms and conditions of, the Purchase Agreement.
4.    This Assignment will be governed by and construed in accordance with the laws of the State of Delaware.
5.    The parties agree that this Assignment may be executed by the parties in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

Agreement of Purchase and Sale
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IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be duly executed as of the Assignment Date written above.

ASSIGNOR: [ ], a(n) By: Name: Title:
ASSIGNEE: [ ], a(n) By: Name: Title:

Agreement of Purchase and Sale
Coyote Portfolio